Exhibit 10.2

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 4 day of August, 2017, between ARE-SAN FRANCISCO NO. 19, LLC, a Delaware limited liability company (“Landlord”), and NEKTAR THERAPEUTICS, a Delaware corporation (“Tenant”).

BASIC LEASE PROVISIONS

Address:	455 Mission Bay Boulevard South, San Francisco, California
Premises:

A total of 128,793 rentable square feet, as shown on Exhibit A, consisting of (i) approximately 102,283 rentable square feet being the first through fifth floors of the west wing (also known as building 2) of the Project (the “West Wing Portion”), (ii) approximately 2,508 rentable square feet being on a portion of the fifth floor of the east wing of the Building (the “East Wing Fifth Floor Portion”), and (iii) approximately 24,002 rentable square feet being the entire second floor of the east wing of the Building (the “East Wing Second Floor Portion”; collectively with the East Wing Fifth Floor Portion being the “East Wing Portion”).  The rentable square footage of the Premises is subject to adjustment as provided for in Section 5 hereof.

Project:	The real property on which the building (the “Building”) in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.
Base Rent:	$4.75 per rentable square foot of the Premises per month, subject to adjustment pursuant to Section 4 hereof.

Rentable Area of Premises:  128,793 sq. ft.

Rentable Area of Project:  210,000 sq. ft.

Tenant’s Share of Operating Expenses:  61.33%

Security Deposit:  $1,835,300.25 pursuant to Section 6 below.

Commencement Date:  February 1, 2020

Rent Adjustment Percentage:  3%

Base Term:	Beginning on the Commencement Date and ending on January 31, 2030.
Permitted Use:

Medical research and biotechnical research and development facility, related laboratory, office and other related uses consistent with the character of the Project (including a commercial kitchen and gymnasium for the benefit of Tenant’s employees and invitees) and otherwise in compliance with the provisions of Section 7 hereof including, without limitation, a cafeteria, gymnasium locker room and pantry.

Address for Rent Payment:Landlord’s Notice Address:

ARE-San Francisco No. 19, LLC385 E. Colorado Boulevard, Suite 299

Alexandria Real Estate Equities, Inc.Pasadena, CA 91101

P. O. Box 31001-2384Attention: Corporate Secretary

Pasadena, CA 91101-2384

455 Mission Bay / Nektar - Page 2

Tenant’s Notice Address:

455 Mission Bay Boulevard South

San Francisco, CA 94158

Attention:  General Counsel

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[ X ] EXHIBIT A - PREMISES DESCRIPTION	[ X ] EXHIBIT B - DESCRIPTION OF PROJECT
[ X ] EXHIBIT C - WORK LETTER	[ X ] EXHIBIT D - COMMENCEMENT DATE
[ X ] EXHIBIT E - RULES AND REGULATIONS	[ X ] EXHIBIT F - TENANT’S PERSONAL PROPERTY
[ X ] EXHIBIT G - PARKING	[ X ] EXHIBIT H - MISSION BAY REQUIREMENTS
[ X ] EXHIBIT I -	SUCCESSOR PROJECT LABOR
AGREEMENT[ X ] EXHIBIT J - ROOF EQUIPMENT
[ X ] EXHIBIT K - CFD NOTICES	[ X ] EXHIBIT L - MUST TAKE SPACE
[ X ] EXHIBIT M - ROFO SPACE	[ X ] EXHIBIT N - PARKING DIAGRAM

1.Lease of Premises.  Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.”  Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use.

2.Delivery; Acceptance of Premises; Commencement Date.  The Term of this Lease for the Premises shall commence on February 1, 2020 (the “Commencement Date”).  Tenant is currently in possession of the West Wing Portion of the Premises as a subtenant of Pfizer, Inc. (“Pfizer”) pursuant to a sublease agreement (the “Pfizer Sublease”) currently scheduled to expire on January 30, 2020; provided, however, that Tenant has advised Landlord that the Pfizer Sublease provides that if Tenant and Landlord enter into a direct lease for the Premises, then the sublease expiration date will be extended to January 31, 2020.  In addition, Tenant is currently in possession of the East Wing Portion of the Premises pursuant to a Lease Agreement between Landlord and Tenant dated September 30, 2009 (as the same has been and may in the future be amended, the “Existing Lease Agreement”).  Concurrently with the mutual execution of this Lease, Landlord and Pfizer are negotiating to enter into an amendment (the “Pfizer Amendment”) to Pfizer’s direct lease with Landlord (the “Pfizer Lease”) pursuant to which the Pfizer Lease will terminate effective as of January 31, 2020.  Notwithstanding anything to the contrary contained in this Lease, the effectiveness of this Lease and the obligations of the parties hereunder are conditioned on the full execution of the Pfizer Amendment on or before the date which is thirty (30) days following the full execution of this Lease by Landlord and Tenant (the “Condition Precedent”).  Landlord shall provide Tenant with prompt written notice if the Condition Precedent is satisfied.  Landlord shall have no liability to Tenant if the Condition Precedent is not satisfied; provided, however, in such event this Lease shall be void and of no further force or effect. Notwithstanding anything to the contrary in the Existing Lease Agreement or Consent to Sublease dated September 30, 2009, between Landlord, Pfizer and Tenant relating to the Pfizer Sublease, in no event shall the Pfizer Amendment affect the enforceability of the Existing Lease Agreement as it relates to the West Wing Portion. The Existing Lease Agreement shall continue to govern with respect to the East Wing Portion of the Premises through January 31, 2020.  Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.  The “Term” of this Lease shall be the Base Term, as defined above, and shall include any Extension Term(s) pursuant to Section 41 below.

Notwithstanding anything to the contrary contained in this Section 2, Landlord and Tenant acknowledge and agree that the Term of this Lease may commence with respect to any Must Take Space (as such term is defined in Section 39 below) prior to the Commencement Date subject to the terms of Section 39 below.  If any increment of Must Take Space is added to the Premises prior to the Commencement Date, then with respect to such increment of Must Take Space, references in this Lease

455 Mission Bay / Nektar - Page 3

to the Commencement Date shall be deemed to mean the subject Commencement Date of such increment of Must Take Space as more fully set forth in Section 39 below.

Except as otherwise set forth below, Tenant shall accept the Premises in their as is condition as of the Commencement Date. Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.  Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

For the period of 90 days after the Commencement Date and 90 days after each Must Take Delivery Date, Landlord shall be responsible to perform any repairs that are required to be made to those Building Systems (as defined in Section 13) serving the applicable increment of Premises just delivered to Tenant, and Tenant shall not be required to pay its pro rata share of the cost of such repairs attributable to the applicable increment of the Premises unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.  For example, if Landlord is required to perform any repairs to Building Systems serving Space #1 (as defined in Section 39(a)(i) hereof (for which neither Tenant nor any Tenant Party is responsible) within 90 days after the Space #1 Commencement Date, Tenant would be required to pay Tenant’s Share of Operating Expenses with respect to the cost of such repairs attributable to the original Premises (i.e., 61.33%), but not be required to pay Tenant’s Share of Operating Expenses with respect to the cost of such repairs attributable to Space #1 (i.e., 2.20%). For the avoidance of any doubt, the 90-day period provided for in the preceding sentence applies separately to each increment of the Premises then being delivered so that in no event shall any new 90-day period (or any extension of any then applicable 90 day period) apply to any previously delivered increment of the Premises.  Upon Tenant’s request, within 5 business days following the Commencement Date and each Must Take Delivery Date or ROFO Delivery Date, as the case may be, Landlord and Tenant shall conduct a joint walk-through of the subject increment of the Premises and identify any Building Systems serving only such subject increment of the Premises which are in need of repair, and Landlord shall use reasonable efforts to promptly repair any items so identified as in need of repair at Landlord’s sole cost and expense, and such costs shall be excluded from Operating Expenses.

3.Rent.

(a)Base Rent.  Except as expressly provided for in this Lease, Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing.  Payments of Base Rent for any fractional calendar month shall be prorated.  Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.  Tenant shall be permitted to pay to Landlord all amounts due hereunder by electronic funds transfer.

Notwithstanding the foregoing to the contrary, provided that Tenant is not in Default under this Lease during the Abatement Period, Landlord agrees to abate the Base Rent due for the Premises for the time period from February 1, 2020, through May 31, 2020 (the “Abatement Period”).  The total Base Rent abated during the Abatement Period is hereby stipulated to be $2,447,067.00 (i.e., equal to 4 months of abatement for the Premises) (the “Abated Rent”).  During the Abatement Period Tenant shall pay Operating Expenses and any and all other sums due under this Lease without abatement.  For the avoidance of any doubt, to the extent Tenant leases additional space either pursuant to the Must Take Provision set forth in

455 Mission Bay / Nektar - Page 4

Section 39 below or the Right of First Offer set forth in Section 40 below, the abatement of Base Rent for the Abatement Period shall not apply with respect to any such additional space leased by Tenant.

(b)Additional Rent.  In addition to Base Rent, commencing on the Commencement Date, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”):  (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.Base Rent Adjustments.  Base Rent shall be increased on each anniversary of the Commencement Date (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.  Base Rent, as so adjusted, shall thereafter be due as provided herein.  Base Rent adjustments for any fractional calendar month shall be prorated based on the number of days in the subject calendar month.

5.Operating Expense Payments.  Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time but in no event more than twice during such calendar year.  During each month of the Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate.  Payments for any fractional calendar month shall be prorated based on the number of days in the subject calendar month.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements to the Project amortized over the useful life of such capital items (as reasonably determined by Landlord taking into account all relevant factors), and the costs of Landlord’s third party property manager not to exceed 1.0% of Base Rent, if there is no third party property manager, administration rent not to exceed 1.0% of Base Rent, excluding only:

(a)the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(b)capital expenditures for expansion of the Project;

(c)interest, points, fees, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured;

(d)depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses on an amortized basis);

(e)advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project or outside of the Project, free rent and construction allowances for tenants and dues paid to trade associations and similar expenses if there is no resulting benefit to the Building;

(f)legal and other expenses incurred in the negotiation or enforcement of leases or the securing or defense of Landlord’s title to the Building or the Project;

(g)completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

455 Mission Bay / Nektar - Page 5

(h)costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(i)salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project;

(j)general organizational, administrative and overhead costs relating to creating or maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses and all general corporate overhead and general administrative expenses not related to the operation of Building or the Project;

(k)costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(l)costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(m)penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(n)overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(o)costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(p)costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant or any other tenant in the Building without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(q)costs incurred in the sale, financing or refinancing of the Project (including, without limitation, transfer taxes);

(r)net income taxes of Landlord or the owner of any interest in the Project, franchise, transfer, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein; and

(s)any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project

(t)salaries and benefits and other compensation to executives, officers or partners of Landlord above the grade of building manager or to any other person above the grade of building manager;

(u)Landlord’s costs of electricity and other services sold or provided to tenants in the Building (including Tenant) and for which Landlord is entitled to be reimbursed by such tenants as a separate additional charge or rental over and above the Base Rent or Operating Expenses payable under the lease with such tenant;

455 Mission Bay / Nektar - Page 6

(v)costs incurred in connection with environmental clean up, response action or remediation on, in or under or about the Project, except to the extent caused or contributed to by Tenant or any Tenant Parties (as defined in Section 13) in which case Tenant shall be solely responsible for its share of the cost thereof;

(w)any increase in insurance premiums to the extent that such increase is caused or attributable to the use, occupancy or act of another tenant;

(x)ground rent payments to a ground lessor and the cost of consummating any ground lease;

(y)the cost of installing, operating and maintaining any commercial concessions operated by Landlord (and not Tenant) in the Building or of installing, operating and maintaining any specialty services such as a Building cafeteria or dining facility, or an athletic luncheon or recreational club, or any theater or garage;

(z)reserves for bad debts and rent loss reserves and reserves for future repairs and replacements and maintenance or repair costs related to the parking structure for the Project;

(aa)the cost of providing any bookkeeping and accounting services customarily provided by a managing agent and the cost of which is customarily included in management fees, except as otherwise provided in this Lease;

(bb)the cost of any separate electrical meter Landlord may provide to any of the other tenants in the Building;

(cc)expenses allocable directly and solely to the retail space in the Building and to the garage in the Building, if any;

(dd)the initial cost of tools and small equipment used in the operation and maintenance of the Building and the Project purchased in connection with the initial construction of the Building;

(ee)the initial cost of any permanent landscaping being installed in connection with the initial construction of the Building;

(ff)the cost of Tenant’s Share of any deductible amount (except for flood and/or earthquake deductibles which this clause (ff) shall not apply to) under Landlord’s insurance policies to the extent that Tenant’s Share exceeds $50,000 per occurrence;

(gg)lease concessions, including rental abatements and construction allowances, granted to specific tenants;

(hh)the cost of repairs or other work to the extent Landlord is actually reimbursed by insurance or condemnation proceeds;

(ii)rentals for equipment ordinarily considered to be of a capital nature (such as elevators and HVAC systems) except if such equipment is reasonably and customarily leased in the operation of first-class laboratory / office buildings in San Francisco or South San Francisco;

(jj)all additions to Building reserves including bad debts and rent loss reserves and reserves for future repairs and replacements and, in addition, costs related to the parking structure for the Project;

(kk)repair costs resulting from the gross negligence or willful misconduct of Landlord or its agents; and

455 Mission Bay / Nektar - Page 7

(ll)flood and earthquake insurance deductibles in excess of deductibles that Tenant can demonstrate are in excess of customary deductible amounts carried by institutional owners of comparable Class A laboratory and/or office buildings in San Francisco.

Landlord shall, upon written request from Tenant, promptly notify Tenant of the insurance deductible amounts (as the same may be adjusted from time to time) with respect to the Project.

Notwithstanding the foregoing, Landlord shall obtain Tenant’s prior consent, which shall not be unreasonably withheld, conditioned or delayed, for any capital improvement which would materially alter the aesthetic appearance of the Building and result in an aesthetic appearance which is meaningfully inferior to that of other first-class laboratory/office buildings in San Francisco.  Tenant shall not have any consent rights with respect to any other capital repairs or improvements.  The preceding consent right is intended solely to grant Tenant the right of reasonable approval as to capital improvements which may materially alter the appearance of the Building, and Tenant shall not have the right to attempt to negotiate the portion of the cost for which Tenant shall be responsible.  Any disputes between Landlord and Tenant regarding the matters provided for in this paragraph shall be decided by the chief executive officers of Landlord and Tenant, provided that Landlord’s or its affiliate’s chief executive officer shall make the final decision regarding the dispute.  The provisions of this paragraph shall apply as long as Nektar Therapeutics is directly leasing from Landlord the Premises and shall not apply to any assignee or sublessee other than a transferee pursuant to a Permitted Assignment or with respect to any space leased by Tenant pursuant to Section 39 hereof.

Upon Tenant’s written request, Landlord shall make available a representative of Landlord on a quarterly basis to meet with a representative of Tenant to discuss any unbudgeted capital repairs, improvements or replacements to the Project then anticipated by Landlord to be incurred during such calendar quarter and the anticipated cost of such capital repairs, improvements and replacements; provided, however, that Landlord shall, subject to the terms of this Lease, make all final decisions regarding any capital repairs, improvements or replacements to the Project.

Any earthquake insurance deductible payable by Tenant to Landlord as part of Operating Expenses under this Lease shall be amortized over 10 years (without interest) and paid by Tenant to Landlord in equal monthly installments until the earlier to occur of 10 years and the expiration or termination of the Term (other than a termination as a result of a Default in which case Tenant shall nonetheless be required to pay the then-unamortized amount (without interest) to Landlord that would have been due for the balance of the Term).  For the avoidance of any doubt, if this Lease is terminated pursuant to Section 18 as a result of an earthquake, Tenant shall not be required to pay the earthquake deductible to Landlord in connection with such earthquake.

Tenant shall have the right to pay in full at the time the expense is incurred by Landlord or elect to amortize (without interest) with equal monthly payments Tenant’s Share of any (i) flood insurance deductibles over the then remaining number of months in the Term of the Lease and such payments shall be due on the first day of each month and (ii) earthquake deductibles as provided for in the immediately preceding paragraph.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required but not to exceed 150 days), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail:  (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year.  If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant.  If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  Landlord shall have the right to amend the

455 Mission Bay / Nektar - Page 8

Annual Statement for any Operating Expenses information which becomes available after the date that Landlord furnishes the Annual Statement to Tenant in which case Landlord shall promptly provide such amended Annual Statement to Tenant.  Landlord’s and Tenant’s obligations to pay any overpayment or deficiencies due pursuant to this paragraph shall survive the expiration or earlier termination of this Lease.

Notwithstanding anything provided for herein with regard to the finality of Operating Expenses, Tenant shall have the right to request an audit of the calculation of the Annual Statement within 120 days of the receipt by Tenant thereof, and Tenant’s Operating Expenses shall be reduced by any amount such audit reveals the amount stated in the Annual Statement exceeds the amount determined by the audit, Landlord shall credit the excess amount to the next succeeding installments of estimated Operating Expenses, and if such audit reveals the amount stated in the Annual Statement is less than the amount determined by the audit, Tenant shall pay Landlord such underpayment within 30 days of such audit; provided, however, that if the Term has expired and no amounts are owed by Tenant to Landlord, Landlord shall refund such amount to Tenant in cash within 30 days of Landlord’s receipt of the audit results.  Should the amount stated in the Annual Statement exceed the amount determined by the audit by 5% or more, then Landlord shall, in addition to the adjustment to the amount of the Tenant’s Operating Expenses, pay to the Tenant the reasonable costs associated with the audit. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.  Tenant’s audit shall be conducted by a nationally or regionally recognized independent public accounting firm reasonably acceptable to Landlord and Tenant and such firm shall be required by Tenant to work pursuant to a fee arrangement other than a contingent fee.  Tenant shall keep the results of the audit confidential (unless required by law to be disclosed or in connection with a dispute between the parties as to Operating Expenses) and not disclose any information regarding the same to any other tenants.

To the extent that any cost or expense is appropriately included in Operating Expenses pursuant hereto, it shall only be included in Operating Expenses once, notwithstanding that such cost or expense may fall under more than one category or be referenced in more than one Section of this Lease.  Operating Expenses shall be calculated on the accrual basis of accounting.

“Tenant’s Share” shall be the percentage set forth in the Basic Lease Provisions above as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises, the Building or the Project occurring thereafter.

Since the Project contains a common lobby and a separate east and west wing, the costs of the common lobby shall be split between the east and west wing on a 50/50 basis but because from time to time certain Operating Expenses costs may only benefit one wing or a portion thereof, Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use; provided, however, Tenant shall not be responsible for any item of expense or cost reimbursable by any other tenant in the Project for any item of expense or cost reimbursable by such tenant that relates to a repair, replacement, or service that benefits only that tenant’s premises or only a portion of the Project that includes that tenant’s premises and not any portion of the Premises.  Upon request from Tenant, Landlord shall provide information supporting the decision to make any such equitable adjustment.  Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.Security Deposit.  Within five (5) business days prior to the payment of any portion of the TI Allowance, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount equal to the amount of the TI Allowance disbursement request until the amount of the Security Deposit equals the amount set forth on page 1 of this Lease; provided, however, that (x) notwithstanding the foregoing, Landlord shall have received the full amount of the  Security Deposit as set forth on page 1 no later than the Commencement Date and (y) any unapplied cash security deposit then being held by Landlord pursuant to the terms of the Existing Lease (originally in the amount of $82,330.80) shall be refunded to Tenant within thirty (30) days after the Commencement Date.  The Security Deposit shall be in the form of an unconditional and irrevocable letter

455 Mission Bay / Nektar - Page 9

of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution reasonably satisfactory to Landlord, and (v) redeemable by presentation of a sight draft in the state of California.  If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit.  The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law.  Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below.  Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord within 10 business days after written demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease.  Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.  Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings.  Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 10 business days after written demand from Landlord, restore the Security Deposit to its original amount.  If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein.  Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

Provided that (i) no Default by Tenant is then outstanding under this Lease and (ii) Tenant maintains a market cap in excess of $2,000,000,000 as of the 5th annual anniversary of the Commencement Date (as measured by the 90-day trading average for the 90-day period preceding such 5th annual anniversary) (the “Reduction Requirements”), the Security Deposit shall be reduced by 50% to $917,650.12 (the “Reduced Security Deposit”).  If Tenant delivers a written request to Landlord for such reduction of the Security Deposit along with evidence reasonably satisfactory to Landlord that the Reduction Requirements have been satisfied, then, so long as all of the Reduction Requirements have been met, Landlord shall cooperate with Tenant, at no cost, expense or liability to Landlord, to reduce the Letter of Credit then held by Landlord to the amount of the Reduced Security Deposit.  If the Security Deposit is reduced as provided herein, then from and after the date of such reduction, the “Security Deposit” shall be deemed to be the Reduced Security Deposit, for all purposes of this Lease.

455 Mission Bay / Nektar - Page 10

7.Use.  The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions above.  Tenant shall comply with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”).  Tenant shall promptly discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement unless Tenant contests such violation (and diligently prosecutes such contest to resolution) in which case Landlord shall not require Tenant to discontinue such use provided that the continuance of such use does not adversely affect the use and occupancy of the Project by any other tenant.  Tenant will not use or permit the Premises to be used for any purpose or in any manner (other than as allowed by the Permitted Use) that would void Tenant’s or Landlord’s insurance, materially increase the insurance risk, or cause the disallowance of any sprinkler or other credits.  Tenant shall not permit any part of the Premises to be used as a “place of public accommodation” (other than as allowed by the Permitted Use), as defined in the ADA or any similar legal requirement.  Tenant shall reimburse Landlord within 10 business days after written  demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises.  Tenant will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or unreasonably obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose.  Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project.  Except to the extent that Tenant has obtained Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord.  Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Landlord shall be responsible, at Landlord’s expense and not as part of Operating Expenses, for the compliance of the Common Areas of the Building with the ADA as of the Commencement Date for the original Premises.  If it is determined following the Commencement Date for the original Premises (e.g. because Alterations or tenant improvements are constructed in any of the Must Take Space) that the Common Areas of the Building were not in compliance with the ADA as of the Commencement Date for the original Premises, Landlord shall be responsible, at Landlord’s expense and not as part of Operating Expenses, for the cost of the compliance of the Common Areas of the Building with the ADA as of the Commencement Date for the original Premises.  Except as provided for in the preceding two sentences, Tenant, at its sole expense, shall make any alterations or modifications to the interior of the Premises and/or the Common Areas that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s use or occupancy of the Premises or Alterations made by Tenant.  Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with the failure of the Premises to comply with Legal Requirements, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any Legal Requirement.

8.Holding Over.  If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4

455 Mission Bay / Nektar - Page 11

hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease.  If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that (x) during the first 30 days, the monthly rental shall be equal to 125% of Rent in effect during the last 30 days of the Term, (y) during the next 30 days, the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (z) thereafter, the monthly rental shall be equal to 175% of Rent in effect during the last 30 days of the Term, and (B) in addition, if Tenant holds over for more than 60 days, Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages; provided, however, that if Tenant delivers a written inquiry to Landlord within 30 days prior to the expiration or earlier termination of the Term, Landlord will notify Tenant whether the potential exists for consequential damages.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises.  Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9.Taxes.  Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, community facilities district fees and/or bonds, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”) imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes:  (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements or interpretations thereof, promulgated by, any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes.  Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder.  If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant.  If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes.  Landlord’s reasonable determination of any excess assessed valuation shall be binding and conclusive, absent manifest error.  The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord within 10 business days after written demand therefor.

Unless Landlord elects to contest any Taxes, Tenant may, upon prior written notice to Landlord contest Taxes against the Project and attempt to obtain a reduction in the assessed valuation of the Project for the purpose of reducing any such tax assessment.  Upon the request of Tenant, but without expense or liability to Landlord (and at Tenant’s sole cost and expense), Landlord shall reasonably cooperate with Tenant in connection with the tax reduction proceeding.  Tenant may not enter into any agreement with the taxing authorities which would be binding on Landlord or the Project without Landlord’s prior written consent

455 Mission Bay / Nektar - Page 12

which shall not be unreasonably withheld or delayed.  If a tax reduction is obtained, there shall be a subsequent reduction in Tenant’s Taxes for such year, and any excess payments paid by Tenant to Landlord (if any) shall be refunded by Landlord when all refunds to which Landlord is entitled from the taxing authority with respect to such year have been received by Landlord.

10.Parking.  Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Tenant shall, during the Term, lease 1.4 parking spaces per 1,000 rentable square feet of the Premises (“Tenant’s Pro Rata Share”) which parking spaces shall be in those areas designated by Landlord for non-reserved parking in the parking structure located at 450 South Street, San Francisco, California, which shall be considered part of the Project, subject in each case to Landlord’s rules and regulations; provided, however, that Landlord acknowledges that Tenant is entitled to have 10 of Tenant’s Pro Rata Share of parking spaces be reserved parking spaces in the locations shown on the parking diagram attached hereto as Exhibit N.  Tenant shall pay for Tenant’s Pro Rata Share of parking spaces an amount equal to $391.00 per month for each such parking space, subject to adjustment as provided for herein.  Commencing on February 1, 2021, and on each anniversary thereafter (each, a “Parking Charge Adjustment Date”), the parking charges provided for in the preceding sentence (“Parking Charges”) shall be increased by multiplying the Parking Charges payable immediately before such Parking Charge Adjustment Date by 3%.  Landlord may allocate parking spaces among Tenant and other tenants in the Project pro rata as described above if Landlord determines that such parking facilities are becoming crowded.  Notwithstanding anything to the contrary contained herein, if Tenant notifies Landlord in writing that any of the spaces allocated to Tenant pursuant to this Section 10 are not available for Tenant’s use (each, an “Unavailable Space” and collectively “Unavailable Spaces”) and such Unavailable Spaces continue to be unavailable for Tenant’s use for a period of 2 business days following Tenant’s delivery of such notice to Landlord, then the Parking Charges for each Unavailable Space remaining unavailable for Tenant’s use shall be abated for the period commencing on the date that Landlord receives Tenant’s notice regarding the Unavailable Spaces through the date that such Unavailable Space become available for Tenant’s use.

Notwithstanding the foregoing, Tenant shall have the right to elect to lease less than Tenant’s Pro Rata Share of parking spaces; provided however, that in no event shall Tenant elect to lease less than 126 spaces.  On the Commencement Date, Tenant shall be deemed to have elected to use the aggregate number of parking spaces that Tenant was leasing immediately prior to the Commencement Date under the Pfizer Sublease and Existing Lease Agreement; provided, however, that if Tenant was leasing fewer parking spaces at such time than the minimum number of parking spaces required pursuant to the immediately preceding sentence, Tenant shall be deemed to have elected as of the Commencement Date to use the minimum number of parking spaces required pursuant to the immediately preceding sentence.  Any of Tenant’s Pro Rata Share of parking spaces that Tenant has elected not to use pursuant to this paragraph shall be referred to herein as “Rejected Spaces.”  Landlord shall have no obligation to maintain any Rejected Spaces available for Tenant’s future use and Tenant acknowledges and agrees that Landlord may, at any time during the Term, enter into parking licenses and agreements pursuant to which Landlord licenses or leases such Rejected Spaces to third parties.

If, during the Term, Tenant is leasing fewer than Tenant’s Pro Rata Share of parking spaces and Tenant desires to lease additional parking spaces (“Additional Spaces”) from Landlord (up to Tenant’s Pro Rate Share), Tenant shall deliver written notice (“Tenant’s Notice”) to Landlord specifying the number of Additional Spaces desired by Tenant.  If Landlord determines that any Additional Spaces  are available for use by Tenant, Landlord shall notify Tenant in writing and Tenant shall commence leasing and paying for such Additional Spaces upon Landlord’s delivery of written notice to Tenant that such Additional Spaces are available for use by Tenant.  Tenant acknowledges and agrees that Landlord shall have no obligation to terminate any parking licenses or other agreements that Landlord has entered into in order to provide Tenant with Additional Spaces.

Notwithstanding the foregoing, the provisions of the 2 immediately preceding paragraphs shall be applicable only with respect to the West Wing Portion and East Wing Portion of the Premises and shall not apply with respect to any space leased pursuant to Sections 39 or 40.  In connection with any space leased

455 Mission Bay / Nektar - Page 13

by Tenant pursuant to Sections 39 or 40, Landlord shall, subject to Tenant’s payment of the Parking Charges, provide Tenant with 1.4 parking spaces per 1,000 rentable square feet of space leased pursuant to Sections 39 and 40, and Landlord and Tenant shall reasonably collaborate to determine the manner in which Tenant’s additional parking needs shall be addressed, which may include, but not be limited to, the implementation by Landlord of valet parking services.  Any costs incurred in connection with accommodating such additional parking needs (including, without limitation the cost of valet parking services) shall be included in Operating Expenses.

Tenant shall comply with the requirements and participate in the Transportation Management Association (“TMA”) that was formed to implement and administer the Transportation System Management Plan (“TSMP”) for Mission Bay and comply with the requirements set forth in Exhibit G attached hereto setting forth certain requirements relating to parking and transportation demand management which are binding on all tenants in the Project.  Tenant acknowledges that Operating Expenses shall include expenses and assessments related to the TMA and TSMP.

11.Utilities, Services.  During the Term, Landlord shall provide, subject to the terms of this Section 11, hot and cold water, electricity, heat, ventilation reasonably necessary for the research laboratory use, and air-conditioning, light, power, telephone, sewer, Building security (excluding the Premises), elevator service and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services (collectively, “Utilities”); provided, however, that Tenant shall be permitted to enter into a direct contract with a janitorial vendor (such vendor to be subject to Landlord’s reasonable prior approval), and in such event the cost of providing janitorial services to the Premises shall be excluded from Operating Expenses.  Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon.  Tenant may cause, at Tenant’s expense, any Utilities to be separately metered or charged directly to Tenant by the provider and the expense of such Utilities shall be excluded from Operating Expenses.  Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term.  Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord.  No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant or termination of this Lease.  Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.  Notwithstanding the foregoing, Tenant shall be solely responsible for determining whether the Utilities to be provided by Landlord are adequate for Tenant’s specific use of the Premises.  Tenant shall have the right, upon not less than 30 days written notice to Landlord, to elect to contract directly with any provider of any Utility which is separately metered to the Premises.

If (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the negligent acts or omissions of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 3 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 3 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises.  The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services.  For purposes hereof, the term “Essential Services” shall mean the following

455 Mission Bay / Nektar - Page 14

services:  access to the Premises, HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease.

Tenant shall have the self-help rights provided for in Section 31 of this Lease.

Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide emergency generators with not less than the capacity of the emergency generators installed and paid for by Landlord as part of the initial construction of the Building, and (ii) to contract with a third party to maintain the emergency generators as per the manufacturer’s standard maintenance guidelines.  Landlord shall be responsible for obtaining and maintaining all permits for any such emergency generators.  Notwithstanding anything to the contrary contained herein, Landlord shall, at least on a quarterly basis as part of the maintenance of the Building, run the emergency generator for a period reasonably determined by Landlord for the purpose of determining whether it operates when started.  Landlord shall, upon written request from Tenant, make available the maintenance contract and maintenance records for the emergency generators for the 12 month period immediately preceding Landlord’s receipt of Tenant’s written request.  Landlord shall have no obligation to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise.  During any period of replacement, repair or maintenance of the emergency generators or any other periods when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power; provided, however, that Landlord shall use commercially reasonable efforts to minimize the “down time” of such emergency generators during any replacement, repair or maintenance.  If any future Landlord (following the current Landlord as of the date of this Lease) repeatedly fails to maintain the emergency generator as required under this Lease, Tenant shall have the right to install its own emergency generator as an Alteration pursuant to Section 12 provided that a suitable location at the Building reasonably acceptable to the then Landlord can be found for such emergency generator.

12.Alterations and Tenant’s Property.  Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems but shall otherwise not be unreasonably withheld, conditioned or delayed.  Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $300,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s reasonable discretion.  Any request for approval shall be in writing, delivered not less than 15 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements.  Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations.  Tenant shall pay to Landlord, as Additional Rent, within 30 days after written demand therefor an amount equal to 1% of all Hard Costs incurred by Tenant or its

455 Mission Bay / Nektar - Page 15

contractors or agents in connection with any Alteration to cover Landlord’s overhead and expenses for plan review, coordination, scheduling and supervision.  Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors or inadequate cleanup.  As used herein, “Hard Costs” shall mean all construction costs excluding soft costs (e.g., architectural, consulting, engineering and legal fees), furniture and equipment acquired for use in the Premises, and Landlord’s 1% administrative fee.

Tenant shall furnish security or make other arrangements reasonably satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Alterations, Tenant shall deliver to Landlord:  (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term (except to the extent that such Installations are replaced with Alterations pursuant to this Section 12 which do not materially lessen the value of those improvements existing in the Premises prior to such removal), and shall remain upon and be surrendered with the Premises as a part thereof.  Notwithstanding the foregoing, Landlord shall, if requested in writing by Tenant to do so at the time its approval of any such Installation is requested, notify Tenant whether Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event, upon the expiration or earlier termination of this Lease, Tenant shall remove such Installation in accordance with the immediately succeeding sentence.  Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes.  During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.  If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’ Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (y) ”Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) ”Installations” means all property of any kind existing as of the Commencement Date, all property of any kind paid for by Landlord, all Alterations, all fixtures, and all partitions, hardware, built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.  Landlord and Tenant acknowledge that  scientific equipment (such as NMR, Mass-Specs, vented and non-vented biosafety cabinets and vented and non-vented engineered containment enclosures) owned by Tenant (and not paid for by Landlord) which for seismic safety reasons has become anchored within the Premises may be removed by Tenant provided that Tenant repairs all damage in connection with such removal.

455 Mission Bay / Nektar - Page 16

Notwithstanding anything to the contrary contained herein, Tenant shall not be required to remove the Tenant Improvements constructed pursuant to the Work Letter at the expiration or earlier termination of the Term so long as such Tenant Improvements are, in Landlord’s reasonable discretion, typical for life science discovery use and do not materially lessen the value of the improvements existing in the Premises as of the date of this Lease.  Moreover, Tenant shall not be required to remove nor shall Tenant remove the improvements (including any Installations) constructed pursuant to the Pfizer Sublease or the Existing Lease Agreement at or before the expiration or earlier termination of the Term.  For the avoidance of any doubt, in no event may Tenant’s Alterations or Tenant Improvements materially lessen the value of the improvements then existing in the Premises.

13.Landlord’s Repairs.  Landlord, as an Operating Expense to the extent permitted pursuant to Section 5 above, shall maintain and repair all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s assignees, sublessees, licensees, agents, servants, employees, invitees and contractors (or any of Tenant’s assignees, sublessees and/or licensees respective agents, servants, employees, invitees and contractors) (collectively, “Tenant Parties”) excluded.  Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense.  Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency (subject to the abatement provisions set forth in Section 11 above), or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed.  Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements and Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s business operations at the Premises.  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair.  Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance.  Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein.  Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.  Notwithstanding the foregoing, Tenant shall have the self-help rights provided for in Section 31 of this Lease.

Notwithstanding the foregoing, Tenant shall have the right to elect, upon not less than 60 days written notice to Landlord, to maintain, at Tenant’s sole cost and expense, (i) any of the Building Systems which serve solely and exclusively the West Wing Portion of the Building and (ii) following Tenant’s leasing of the entirety of the East Wing Portion of the Building, any of the Building Systems which serve solely and exclusively the East Wing Portion of the Building; provided, however, that in all events Landlord shall maintain the life/safety systems serving the Building.  If Tenant so elects to maintain such Building Systems and performs and pays for all required maintenance, all costs related to maintaining such Building Systems shall be excluded from Operating Expenses.  The maintenance obligation described in the preceding sentence shall include, without limitation, an obligation on the part of Tenant to maintain the applicable Building Systems in good condition and repair which shall include the procurement and maintenance of contracts, in form and substance reasonably satisfactory to Landlord, with copies to Landlord, for, and with contractors specializing and experienced in the maintenance and repair of such Building Systems that Tenant is responsible for under this Lease.  If Tenant fails to maintain such Building Systems in a manner reasonably acceptable to Landlord, Landlord shall have the right to provide Tenant with written notice thereof and to resume Landlord’s maintenance of such Building Systems if Tenant does not cure Tenant’s failure within 10 days after receipt of such notice.

455 Mission Bay / Nektar - Page 17

14.Tenant’s Repairs.  Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls.  Tenant shall have no obligation to make any structural repairs or to repair or maintain anything that Landlord is obligated hereunder to repair and maintain.  Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure.  If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 business days after written demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant.  Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15.Mechanic’s Liens.  Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 30 days after notice to Tenant of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be due from Tenant as Additional Rent within 10 business days after written demand therefor.  If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite leased by Tenant.

16.Indemnification.  Tenant hereby indemnifies and agrees to defend, save and hold Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signatories (collectively, “Landlord Indemnified Parties”) harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of its use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, except to the extent caused by or contributed to by the negligence, willful misconduct or gross negligence of Landlord Indemnified Parties.  Landlord Indemnified Parties shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises).  Landlord Indemnified Parties shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

Landlord hereby indemnifies and agrees to defend, save and hold Tenant, its officers, directors, employees, managers, agents, sub-agents, constituent entities and lease signatories (collectively, “Tenant Indemnified Parties”) harmless from and against any and all Claims for injury or death to persons or damage to property occurring at the Project to the extent caused by or contributed to by the willful misconduct or gross negligence of Landlord or by any of Landlord’s employees or agents.

17.Insurance.  Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost.  Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and

455 Mission Bay / Nektar - Page 18

fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project.  All such insurance shall be included as part of the Operating Expenses.  The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term:  all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $5,000,000 per occurrence for bodily injury and property damage with respect to the Premises.  The commercial general liability insurance maintained by Tenant shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, sub-agents, constituent entities, lease signatories, invitees and contractors (collectively, “Landlord Insured Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A- and financial category rating of at least Class VII in “Best’s Insurance Guide”; the insurer agrees to endeavor to provide 30 days prior written notice to Landlord of cancellation (but 10 days in the case of cancellation for nonpayment of premium); contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord Insured Parties (any policy issued to Landlord Insured Parties providing duplicate or similar coverage shall be deemed excess over Tenant’s policies, regardless of limits). Copies of such policies (if requested by Landlord’s lender), or certificates of insurance showing the limits of coverage required hereunder and showing the Landlord Insured Parties as additional insureds, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance.  Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy.  Tenant shall, prior to the expiration of such policies, furnish Landlord with renewal certificates or with other written evidence that such policies have been renewed with delivery of renewal certificates to Landlord within 5 days after such renewal.

In each instance where insurance is to name Landlord Insured Parties as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord Insured Parties as additional insured to:  (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

During the Term, the property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, sub-agents, constituent entities, lease signatories, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against.  Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever.  If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

455 Mission Bay / Nektar - Page 19

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.

18.Restoration.  If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”).  If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 10 business days after receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than 12 months after the discovery of damage from such fire or other casualty.  Unless Landlord or Tenant so elect to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as an Operating Expense to the extent permitted pursuant to Section 5 above), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as reasonably needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that that is the later of:  (i) 75 days after the date of the discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained but in no event shall the Lease continue under this clause (ii) for more than 180 days after the discovery of such damage or destruction.  Nothing contained herein including, without limitation, the termination of this Lease shall relieve Tenant of its obligation to obtain the release of any Hazardous Materials Clearances applicable to the Premises as promptly as reasonably possible after any such damage or destruction.

Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period.  Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration.  Rent shall be abated from the date all required Hazardous Material Clearances, if any, with respect to the Premises are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises.  Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

455 Mission Bay / Nektar - Page 20

19.Condemnation.  If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking (i) would in Landlord’s reasonable judgment, either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project or (ii) would in Landlord’s reasonable judgment, after consultation with Tenant (as resolved, if the parties are unable to agree, by arbitration by a single arbitrator with the qualifications and experience appropriate to resolve the matter and appointed pursuant to and acting in accordance with the rules of the American Arbitration Association), materially interfere with or impair Tenant’s use of the Premises, then upon written notice by Landlord or Tenant, as applicable, this Lease shall immediately terminate and Rent shall be apportioned as of said date.  If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances.  Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for Tenant’s Property, moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant.  Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.Events of Default.  Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)Payment Defaults.  Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant written notice and an opportunity to cure any failure to pay Rent or any other payment due hereunder within 5 days of any such notice not more than twice in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b)Insurance.  Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage; provided, however, that Tenant shall not be in default if Tenant’s insurer provides Landlord with reasonably satisfactory evidence of Tenant’s renewal prior to the expiration of such policies and Tenant furnishes Landlord with renewal certificates within 5 days after such renewal.

(c)Abandonment.  Tenant shall abandon the Premises.  Tenant shall not be deemed to have abandoned the Premises if Tenant first complies with the surrender provisions of Section 28 hereof and continues during the balance of the Term to satisfy all of its obligations under the Lease as they come due.

(d)Improper Transfer.  Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e)Liens.  Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 30 days after Tenant receives notice that any such lien is filed against the Premises.

455 Mission Bay / Nektar - Page 21

(f)Insolvency Events.  Tenant or any guarantor or surety of Tenant’s obligations hereunder shall:  (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g)Estoppel Certificate or Subordination Agreement.  Tenant fails to execute any document required from Tenant under Sections 23 within 5 business days after a second notice requesting such document.

(h)Other Defaults.  Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant; provided, however, if such default is of the type which cannot reasonably be cured within thirty (30) days, then Tenant shall have such longer time as is reasonably necessary provided Tenant commences to cure within ten (10) days after receipt of written notice from Landlord and diligently prosecutes such cure to completion within sixty (60) days of such notice.

Any notice given under Section 20(h) hereof shall:  (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion.

21.Landlord’s Remedies.

(a)Payment By Landlord; Interest.  Upon the occurrence and during the continuance of a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act.  All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to the rate charged by commercial banks for unsecured loans to their most creditworthy customers plus 3% per annum (the “Interest Rate”), shall be payable to Landlord on demand as Additional Rent.  Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)Late Payment Rent.  Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 business days after the date such payment is due more than twice in any 12 month period, Tenant shall pay to Landlord an additional sum equal to 5% of the overdue Rent as a late charge.  The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  In addition to the late charge, Rent not paid when due more than twice in any 12 month period shall bear interest at the Interest Rate from the 5th day after written notice from Landlord that Rent was due.

(c)Remedies.  Upon the occurrence and during the continuance of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies

455 Mission Bay / Nektar - Page 22

provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.  In the event that Landlord initiates a remedy hereunder at any time that a Default has occurred and is continuing, Tenant shall have no ability to cure such Default.

(i)Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii)Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A)The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B)The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C)The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D)Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E)At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 21(c)(ii) (A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate.  As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii)Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv)Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  Upon Landlord’s election to succeed to Tenant’s interest in any

455 Mission Bay / Nektar - Page 23

such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v)Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

(d)Effect of Exercise.  Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant.  Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default.  A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.  To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.  Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its reasonable discretion may determine.  Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting arising by reason of Tenant’s Default.  Landlord shall, however, use reasonable efforts to mitigate any damages arising by reason of Tenant’s Default; provided, however, that in no event shall mitigation require Landlord to consider, among other things, (i) any tenant which does not satisfy Landlord’s then current underwriting criteria, (ii) subdividing the Premises unless Landlord elects in the exercise of its sole discretion to do so, or (iii) granting any tenant improvement allowances, free rent or other lease concessions.  In addition, Landlord shall not be deemed to have breached its mitigation obligation if Landlord considers any the factors described in Section 22(b) that Landlord would have the right to consider in connection with granting or withholding consent to any proposed assignment or sublease.

22.Assignment and Subletting.

(a)General Prohibition.  Unless otherwise provided herein, without Landlord’s prior written consent (which shall not be unreasonably withheld or delayed), subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect.  If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 49% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

(b)Permitted Transfers.  If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises (each, a “Transfer”), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the Transfer to be effective (the “Assignment

455 Mission Bay / Nektar - Page 24

Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed Transfer, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed Transfer, including a copy of any proposed assignment or sublease in its final form, and such other reasonable information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may not unreasonably withhold or delay its consent to such proposed assignment or subletting.  Landlord shall not unreasonably withhold its consent to any proposed Transfer on the terms specified in the Assignment Notice and will respond to Tenant’s Assignment Notice within fifteen (15) business days following delivery by Tenant of the Assignment Notice and all of the items described in the immediately preceding sentence.  If Landlord fails to timely deliver to Tenant notice of Landlord’s consent, or the withholding of consent, to a proposed Transfer within such 15-business day period, then Tenant may send a second (2nd) notice to Landlord, which notice must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO SECTION 22 OF LEASE -- FAILURE TO TIMELY RESPOND WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN DEEMED APPROVAL OF ASSIGNMENT OR SUBLEASE.”  If Landlord fails to deliver notice of Landlord’s consent to, or the withholding of Landlord’s consent, to the proposed Transfer within five (5) business days following receipt of such second notice, Landlord shall be deemed to have approved the Transfer in question.  If Landlord at any time timely delivers notice to Tenant of Landlord’s withholding of consent to a proposed Transfer, Landlord shall specify in reasonable detail in such notice the basis for such withholding of consent.  Among other reasons, it shall be reasonable for Landlord to withhold its consent to a proposed Transfer in any of these instances:  (1) the proposed subtenant or assignee is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed subtenant or assignee would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed subtenant or assignee is engaged in areas of scientific research or other business concerns that are controversial; (4) in Landlord’s reasonable judgment, the proposed subtenant or assignee lacks the creditworthiness to support the financial obligations it will incur under the proposed sublease; (5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed subtenant or assignee is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has experienced previous defaults by or is in litigation with the proposed subtenant or assignee; (7) the use of the Premises by the proposed subtenant or assignee will violate any applicable Legal Requirement; or (8) the proposed subtenant or assignee is an entity with whom Landlord is negotiating to lease space in the Project. Tenant shall reimburse Landlord for all of Landlord’s reasonable out-of-pocket expenses in connection with its consideration of any Assignment Notice not to exceed $2,500 in each instance.

Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (each, a “Tenant Affiliate”) shall not be required (a “Control Permitted Assignment”), provided that Landlord shall have the right to reasonably approve the form of any such sublease or assignment, the parties shall execute a consent to such sublease or assignment in form and content reasonably acceptable to Landlord, and Tenant shall promptly provide Landlord with a copy of any such sublease or assignment.  In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord (to the extent permitted by Legal Requirements to provide such advance notice but in any event as soon as permitted by Legal Requirements) but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the greater of the net worth (as determined in accordance with GAAP) of Tenant as of (A) the date of this Lease, or (B) as of the date of Tenant’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and

455 Mission Bay / Nektar - Page 25

conditions of this Lease (a “Corporate Permitted Assignment”).  Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”

(c)Additional Conditions.  As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i)that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in Default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii)The proposed assignee or sublessee to provide the same information which Tenant is required to submit to Landlord pursuant to Section 30(b). Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d)No Release of Tenant, Sharing of Excess Rents.  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease.  If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 business days following receipt thereof by Tenant.

(e)No Waiver.  The consent by Landlord to any Transfer shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.  The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

23.Estoppel Certificate.  Tenant shall, within 10 business days after written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord or Tenant hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

455 Mission Bay / Nektar - Page 26

24.Quiet Enjoyment.  So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25.Prorations.  All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26.Rules and Regulations.  Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project.  The current rules and regulations are attached hereto as Exhibit E.  If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control.  The rules and regulations shall not unreasonably interfere with the Permitted Use.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.Subordination.  This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage.  Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder and upon such attornment, Tenant shall be released from Tenant’s obligation to pay Rent thereafter coming due hereunder to Landlord and shall instead pay such Holder.  Tenant agrees upon demand to execute, acknowledge and deliver commercially reasonable instruments mutually acceptable to Holder and Tenant confirming such subordination, and such commercially reasonable instruments of attornment mutually acceptable to Holder and Tenant, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof.  Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder.  The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

Landlord represents and warrants that, as of the date of this Lease, there is no Mortgage encumbering the Premises or the Project.

28.Surrender.  Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Tenant Improvements, Alterations or Installations required or permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted.  At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy such that any Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises are removed from the Premises consistent with prudent commercial practices and such that no Hazardous

455 Mission Bay / Nektar - Page 27

Materials remain at the Premises in violation of Environmental Requirements and the continued presence of Hazardous Materials are not in excess of industry standards for the occupancy and re-use of the Premises for research and scientific purposes by a subsequent tenant of the Premises (the “Surrender Plan”).  Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant.  In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request.  On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations.  Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $5,000.  Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall promptly return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant.  If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key.  Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.Environmental Requirements.

(a)Prohibition/Compliance/Indemnity.  Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated  in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party.  If Tenant breaches the obligation

455 Mission Bay / Nektar - Page 28

stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term, any holding over, or during any other period of occupancy of the Premises by Tenant results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term, any holding over, or during any other period of occupancy of the Premises by Tenant, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises.  Notwithstanding anything to the contrary contained in Section 28 or in this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to (i) contamination in the Premises which Tenant can prove to Landlord’s reasonable satisfaction existed in the Premises prior to Tenant’s occupancy of the Premises (whether pursuant to the terms of the Pfizer Sublease or the Existing Lease Agreement), or (ii) the presence of any Hazardous Materials in the Premises which Tenant can prove to Landlord’s reasonable satisfaction migrated from outside of the Premises into the Premises, unless in either case, the presence of such Hazardous Materials (x) is the result of a breach by Tenant of any of its obligations under this Lease, or (y) was caused, contributed to or exacerbated by Tenant or any Tenant Party.

(b)Business.  Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use.  Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”).  Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises.  Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority:  permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months).  Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a

455 Mission Bay / Nektar - Page 29

proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.  It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)Tenant Representation and Warranty.  Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority).

(d)Testing.  Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use.  Tenant shall be required to pay the cost of such annual test of the Premises if the results of such tests indicate the presence of contamination for which Tenant is responsible under this Lease; provided, however, that if Tenant conducts its own tests of the Premises using third party contractors and test procedures acceptable to Landlord which tests are certified to Landlord, Landlord shall accept such tests in lieu of the annual tests to be paid for by Tenant.  In addition to annual testing, at any time prior to the expiration or earlier termination of the Term in connection with the anticipated termination of this Lease, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises.  In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party.  If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests.  If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense).  Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement.  Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e)Control Areas.  Tenant shall be allowed to utilize up to its pro rata share of the Hazardous Materials inventory within any control area or zone (located within the Premises), as designated by the applicable building code, for chemical use or storage.  As used in the preceding sentence, Tenant’s pro rata share of any control areas or zones located within the Premises shall be determined based on the rentable square footage that Tenant leases within the applicable control area or zone.  For purposes of example only, if a control area or zone contains 10,000 rentable square feet and 2,000 rentable square feet of a tenant’s premises are located within such control area or zone (while such premises as a whole contains 5,000 rentable square feet), the applicable tenant’s pro rata share of such control area would be 20%.  Tenant shall be permitted to establish “Lab Suites” in accordance with the 2007 CBC Section 443, Group L-Occupancy; provided, however, that Tenant complies with all Legal Requirements and the provisions of this Lease.

(f)Underground Tanks.  If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

455 Mission Bay / Nektar - Page 30

(g)Tenant’s Obligations.  Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease.  During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(h)Definitions.  As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31.Tenant’s Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary).  Upon any default by Landlord, Tenant shall give notice of such default by registered or certified mail to any Holder of a Mortgage covering the Premises and provided Landlord shall have furnished to Tenant the address of Holder and Holder shall have the same concurrent period of time, if any, as Landlord plus an additional 10 business days to cure such default if it so elects and Tenant shall accept the cure of Holder as if it were the cure of Landlord.  In addition, all obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

Notwithstanding the foregoing, if any claimed Landlord default hereunder will immediately, materially and adversely affect Tenant’s ability to conduct its business in the Premises (a “Material Landlord Default”), Tenant shall, as soon as reasonably possible, but in any event within 2 business days of obtaining knowledge of such claimed Material Landlord Default, give Landlord written notice of such claim which notice shall specifically state that a Material Landlord Default exists and telephonic notice to Tenant’s principal contact with Landlord.  Landlord shall then have 2 business days to commence cure of such claimed Material Landlord Default and shall diligently prosecute such cure to completion.  If such claimed Material Landlord Default is not a default by Landlord hereunder, Landlord shall be entitled to recover from Tenant, as Additional Rent, any costs incurred by Landlord in connection with such cure in excess of the costs, if any, that Landlord would otherwise have been liable to pay hereunder (other than consequential damages).  If Landlord fails to commence cure of any claimed Material Landlord Default as provided above, Tenant may, upon notice to Landlord, commence and prosecute such cure to completion provided that if any cure affects the Building structure or Building Systems affecting other tenants then the same shall require Landlord’s consent, and Tenant shall be entitled to recover the costs of such cure (but not any consequential or other damages) from Landlord by way of reimbursement from Landlord with no right to offset against Rent, to the extent of Landlord’s obligation to cure such claimed Material Landlord Default hereunder, subject to the limitations set forth in the immediately preceding sentence of this paragraph and the other provisions of this Lease.  If Landlord fails to make any payment due Tenant under this paragraph within 10 business days after written demand therefor accompanied by reasonably

455 Mission Bay / Nektar - Page 31

acceptable invoices evidencing the costs incurred by Tenant, all sums due Tenant under this paragraph shall accrue interest at the Interest Rate.  Landlord further covenants to exercise good faith and principles of fair dealing in responding to any requests from Tenant for reimbursement for which Tenant is entitled under this paragraph.

Landlord shall only be liable for those obligations of Landlord under this Lease that accrued  during the period of its ownership of the Premises.  The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises.  Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing provided that the successor landlord assumes this Lease in writing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.Inspection and Access.  In exercising its rights under this Section 32, Landlord shall use reasonable efforts to coordinate Landlord’s entries into the Premises to minimize interference with Tenant’s business operations in the Premises.  Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time, and except in the case of an emergency, upon not less than 48 hours advance written notice to Tenant, to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose.  In addition, Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other reasonable business purpose.  Landlord may erect a suitable sign on the Premises stating the Premises are available to let during the last year of the Term or that the Project is available for sale.  Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use.  At Landlord’s request, Tenant shall execute such instruments as may be reasonably necessary for such easements, dedications or restrictions.  Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33.Security.  Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises unless due to the gross negligence or willful misconduct of Landlord or its agents.  Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project unless due to the gross negligence or willful misconduct of Landlord or its agents.

Upon Tenant’s written request, Landlord shall make available a representative of Landlord on a quarterly basis to meet with a representative of Tenant to discuss the security being provided by Landlord in the Common Areas of the Project and additional or alternative security measures that may be implemented, as reasonably determined by Landlord, taking into account the changing nature of the neighborhood immediately surrounding the Project during the Term.

34.Force Majeure.  Landlord shall not be responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord (“Force Majeure”).

455 Mission Bay / Nektar - Page 32

35.Brokers.  Tenant represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that, other than Kidder Matthews, no Broker brought about this transaction.  Tenant hereby agrees to indemnify and hold Landlord harmless from and against any claims by any Broker, other than Kidder Matthews, claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.  Landlord shall be responsible for all commissions due to Kidder Matthews arising out of the execution of this Lease in accordance with the terms of a separate written agreement between Kidder Matthews and Landlord. Notwithstanding the foregoing, Landlord acknowledges that Tenant is represented by Kidder Matthews in connection with the Must Take Provision provided for in Section 39 and that Landlord shall be obligated to pay Kidder Matthews a commission pursuant to the terms of a separate written agreement between Landlord and Kidder Matthews in the event that Tenant leases any of the Must Take Space pursuant to the Must Take Provision.

36.Limitation on Landlord’s Liability.  NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY:  (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON CLAIMING BY OR THROUGH TENANT FOR LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO:  TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS.  UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37.Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.Signs; Exterior Appearance.  Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion:  (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises.  Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type reasonably acceptable to Landlord.  Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.  The directory tablet shall be provided

455 Mission Bay / Nektar - Page 33

exclusively for the display of the name and location of tenants.  Nothing contained herein is intended to limit Tenant from placing signs on the doors and walls within the Premises provided that such signs cannot be viewed from outside of the Premises and Tenant removes the same at the expiration or earlier termination of this Lease.

In addition, in the event that (and for so long as) Tenant leases and occupies all of the ROFO Space (as defined in Section 40 below), Tenant shall be entitled to install signage in all exterior locations associated with such ROFO Space (i.e., the signage being used by Existing ROFO Space Tenant (as defined below) as of the date of this Lease).  Subject to compliance with all applicable Legal Requirements (including obtaining all required approvals including, without limitation, any approval required from the Redevelopment Agency) and Landlord’s signage criteria for the Project, Landlord hereby consents to signs with Tenant’s name at the locations reasonably acceptable to Landlord and Tenant on the west wing of the Building; provided, however, that Tenant shall be responsible for installing, maintaining and removing such signs.  Notwithstanding the foregoing, Tenant acknowledges that Tenant’s signage right is non-exclusive and in no event shall Tenant be entitled to more than Tenant’s Share of the signage rights applicable to the Project (which share shall include the Must Take Space and the ROFO Space at such time as the same are leased by Tenant).

39.Must Take.

(a)Must Take Space.  Subject to the terms and conditions herein, Landlord shall deliver and Tenant shall be required to lease such Must Take Space(s) in accordance with the terms of this Section 39 (the “Must Take Provision”).  Each increment of the Must Take Space shall be delivered in the Delivery Condition.  The “Delivery Condition” means: (i) in its then existing condition as second generation space with reasonable wear and tear and, if applicable, fixtures and equipment having been removed (it being the intention of the parties that Landlord shall not be required to perform any improvements in any of the Must Take Space other than repairing holes in walls and the like), (ii) subject to the terms of Section 2 of this Lease, the Building Systems (HVAC, mechanical, electrical and plumbing) are operational, (iii) that all necessary hazardous materials clearances required by applicable laws have been obtained with respect to such increment of the Must Take Space, and (iv) free of the prior tenant’s personal property and otherwise in broom clean condition.  Landlord shall endeavor to provide no less than 30 days advance written notice to Tenant of the actual delivery date of each increment of the Must Take Space and shall use commercially reasonable efforts  to deliver each increment of Must Take Space to Tenant in the Delivery Condition as promptly as reasonably possible after the surrender of such increment by the prior tenant. Landlord shall use reasonable efforts to cause the prior tenant of each increment to surrender the applicable increment of the Must Take Space on or before the estimated delivery date (subject to the rights of existing tenants of the Must Take Spaces to extend the term of their lease) for such space, provided that reasonable efforts shall not include taking legal action against any such prior tenant.  If Landlord does not deliver a particular increment of Must Take Space (each, a “Delayed Must Take Space”) within 30 days after the estimated delivery date (subject to the rights of existing tenants of the Must Take Spaces to extend the term of their lease) for such Must Take Space (each, a “Must Take Abatement Date”) because of the prior tenant’s failure to surrender such Delayed Must Take Space, then Tenant shall receive 1 day of abated Base Rent with respect to such Delayed Must Take Space for each day after the applicable Must Take Abatement Date that Landlord fails to deliver such Delayed Must Take Space to Tenant in the Delivery Condition.  Notwithstanding the foregoing, if any increment of the Must Take Space is not delivered to Tenant on or before November 1, 2020, then Tenant shall not be obligated to lease same.

(i)The Must Take Spaces consist of the following increments of space:

Increment of Must Take Space:	Rentable Square Feet:	Estimated Delivery Date:	Rent Commencement Date

455 Mission Bay / Nektar - Page 34

Space #1	4,624 rentable square feet of space on the ground floor of the west wing of the Building	1/1/2019	90 days after the Space #1 Commencement Date
Space #2	12,979 rentable square feet of space on the fifth floor of the east wing of the Building	10/1/2019	180 days after the Space #2 Commencement Date
Space #3	2,690 rentable square feet of space on the fifth floor of the east wing of the Building	5/01/2019	90 days after the Space #3 Commencement Date
Space #4	3,178 rentable square feet of space on the fifth floor of the east wing of the Building	4/01/2020 if existing tenant extends otherwise 4/1/18	90 days after the Space #4 Commencement Date
Space #5	939 rentable square feet of space on the fifth floor of the east wing of the Building	10/01/2020 if existing tenant extends otherwise 10/1/2018	90 days after the Space #5 Commencement Date

(ii)Space #1.  Subject to any additional time required to deliver in the Delivery Condition, Landlord shall deliver those certain premises designated as Space #1 on the attached Exhibit L (the “Space #1 Lease”) as of the date that is 1 business day after the termination of the Space #1 Lease (the “Space #1 Commencement Date”), the Premises shall be automatically expanded to include Space #1, subject to the terms and conditions contained in this Section 39(a)(ii).  As used herein, the term “Space #1” shall mean that certain 4,624 rentable square feet of space on the ground floor of the west wing of the Building, as more particularly shown in Exhibit L attached hereto.  If the Space #1 Lease is reasonably expected to terminate prior to its scheduled expiration date, Landlord shall provide written notice (the “Space #1 Notice”) to Tenant notifying Tenant of the date that Space #1 is expected to become available for occupancy by Tenant.  Commencing on the Space #1 Commencement Date, Tenant shall lease Space #1 pursuant to all of the terms and conditions of this Lease, except that: (i) the Premises shall be increased by 4,624 rentable square feet; (ii) on or before the Space #1 Commencement Date, Tenant shall deposit with Landlord a Security Deposit in the amount of the first three full month’s Base Rent for Space #1, which amount shall be in addition to any amount set forth in the Basic Lease Provisions above; (iii) the Base Rent payable with respect to Space #1 shall initially be $4.75 per rentable square foot per month and commencing on February 1, 2021 shall adjust on each Adjustment Date pursuant to Section 4; (iv) Tenant shall not be entitled to any abatement of Base Rent pursuant to the second paragraph of Section 3(a) with respect to Space #1; (v) Tenant shall commence paying Base Rent and Tenant’s Share of Operating Expenses with respect to Space #1 on the date that is 90 days after the Space #1 Commencement Date (the “Space #1 Rent Commencement Date”); (vi) Tenant’s Share of Operating Expenses with respect to Space #1 shall be 2.20%; and (vii) tenant improvements of a fixed and permanent nature within Space #1 desired by Tenant and reasonably acceptable to Landlord (“Space #1 Tenant Improvements”), shall be constructed by Tenant in accordance with the terms of the Work Letter; provided, however, that rather than the TI Allowance provided for in the Work Letter, Landlord shall provide to Tenant a tenant improvement allowance for the construction of Space #1 Tenant Improvements of up to $25.00 per rentable square foot of Space #1. Tenant shall accept the Space #1 in their as-is condition as of the Space #1 Commencement Date; provided, however, that for the period of 90 days after the Space #1 Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building

455 Mission Bay / Nektar - Page 35

Systems serving Space #1, unless Tenant or any Tenant Party was responsible for the cause of such repair.  Within 10 days after Landlord’s delivery thereof to Tenant, Tenant shall execute and deliver to Landlord CFD Notices for Space #1, in the forms provided by Landlord.  Within ten (10) business days following request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Space #1 Commencement Date and the Space #1 Rent Commencement Date when the same has been established in substantially the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.  Landlord shall endeavor, without any liability to Landlord or without requiring Landlord to incur any costs or expenses, to relocate the tenant currently occupying Space #1 prior to the scheduled expiration of such lease.  Landlord shall not have any liability whatsoever to Tenant relating to or arising from Landlord’s failure to relocate the existing tenant of Space #1 to become available prior to the Must Take Expiration Date nor shall any such failure constitute a default by Landlord under this Lease.  Tenant acknowledges and agrees that the Space #1 Commencement Date may occur prior to the Commencement Date.  If the Premises are expanded pursuant to this Section 39(a)(ii) to include Space #1, Landlord shall use reasonable efforts to facilitate a meeting between Tenant and the Office of Community Investment and Infrastructure (OCII) to address issues relating to Tenant’s use and reconfiguration of Space #1.

(iii)Space #2.  Subject to any additional time required to deliver in the Delivery Condition, Landlord shall deliver and as of the date that is 1 business day after the termination of the Space #2 Lease (the “Space #2 Commencement Date”), the Premises shall be automatically expanded to include the Space #2, subject to the terms and conditions contained in this Section 39(a)(iii).  As used herein, the term “Space #2” shall mean that certain 12,979 rentable square feet of space on the fifth floor of the east wing of the Building, as more particularly shown in Exhibit L attached hereto.  If the Space #2 Lease is reasonably expected to terminate prior to its scheduled expiration date, Landlord shall provide a Must Take Notice to Tenant notifying Tenant of the date that Space #2 is expected to become available for occupancy by Tenant.  Commencing on the Space #2 Commencement Date, Tenant shall lease the Space #2 pursuant to all of the terms and conditions of this Lease, except that: (i) the Premises shall be increased by 12,979 rentable square feet; (ii) on or before the Space #2 Commencement Date, Tenant shall deposit with Landlord a Security Deposit in the amount of the first three full month’s Base Rent for Space #2, which amount shall be in addition to any amount set forth in the Basic Lease Provisions above; (iii) the Base Rent payable with respect to Space #2 shall initially be $4.75 per rentable square foot per month and commencing on February 1, 2021  shall adjust on each Adjustment Date pursuant to Section 4; (iv) Tenant shall not be entitled to any abatement of Base Rent pursuant to the second paragraph of Section 3(a) with respect to Space #2; (v) Tenant shall commence paying Base Rent and Tenant’s Share of Operating Expenses with respect to the Space #2 on the date that is 180 days after the Space #2 Commencement Date (the “Space #2 Rent Commencement Date”); (vi) Tenant’s Share of Operating Expenses with respect to Space #2 shall be 6.18%; and (vii) tenant improvements of a fixed and permanent nature within Space #2 desired by Tenant and reasonably acceptable to Landlord (“Space #2 Tenant Improvements”), shall be constructed by Tenant in accordance with the terms of the Work Letter; provided, however, that rather than the TI Allowance provided for in the Work Letter, Landlord shall provide to Tenant a tenant improvement allowance for the construction of the Space #2 Tenant Improvements of up to $50.00 per rentable square foot of Space #2. Tenant shall accept Space #2 in their as-is condition as of the Space #2 Commencement Date.  For the period of 90 days after the Space #2 Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems serving Space #2, unless Tenant or any Tenant Party was responsible for the cause of such repair.  Within 10 days after Landlord’s delivery thereof to Tenant, Tenant shall execute and deliver to Landlord CFD Notices for Space #2, in the forms provided by Landlord.  Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Space #2 Commencement Date and the Space #2 Rent Commencement Date when the same has been established in substantially the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided,

455 Mission Bay / Nektar - Page 36

however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.  Landlord shall endeavor, without any liability to Landlord or without requiring Landlord to incur any costs or expenses, to relocate the tenant currently occupying Space #2 prior to the scheduled expiration of such lease.  Landlord shall not have any liability whatsoever to Tenant relating to or arising from Landlord’s failure to relocate the existing tenant of Space #2 nor shall any such failure constitute a default by Landlord under this Lease.  Tenant acknowledges and agrees that the Space #2 Commencement Date may occur prior to the Commencement Date.

(iv)Space #3.  Subject to any additional time required to deliver in the Delivery Condition, Landlord shall deliver and as of the date that is 1 business day after the termination of the Space #3 Lease (the “Space #3 Commencement Date”), the Premises shall be automatically expanded to include the Space #3, subject to the terms and conditions contained in this Section 39(a)(iii).  As used herein, the term “Space #3” shall mean that certain 2,690 rentable square feet of space on the fifth floor of the east wing of the Building, as more particularly shown in Exhibit L attached hereto.  If the Space #3 Lease is reasonably expected to terminate prior to its scheduled expiration date, Landlord shall provide a Must Take Notice to Tenant notifying Tenant of the date that the Space #3 is expected to become available for occupancy by Tenant.  Commencing on the Space #3 Commencement Date, Tenant shall lease Space #3 pursuant to all of the terms and conditions of this Lease, except that: (i) the Premises shall be increased by 2,690 rentable square feet; (ii) on or before the Space #3 Commencement Date, Tenant shall deposit with Landlord a Security Deposit in the amount of the first three full month’s Base Rent for Space #3, which amount shall be in addition to any amount set forth in the Basic Lease Provisions above; (iii) the Base Rent payable with respect to Space #3 shall initially be $4.75 per rentable square foot per month and commencing on February 1, 2021 shall adjust on each Adjustment Date pursuant to Section 4; (iv) Tenant shall not be entitled to any abatement of Base Rent pursuant to the second paragraph of Section 3(a) with respect to Space #3; (v) Tenant shall commence paying Base Rent and Tenant’s Share of Operating Expenses with respect to Space #3 on the date that is 90 days after the Space #3 Commencement Date (the “Space #3 Rent Commencement Date”); (vi) Tenant’s Share of Operating Expenses with respect to Space #3 shall be 1.28%; and (vii) tenant improvements of a fixed and permanent nature within Space #3 desired by Tenant and reasonably acceptable to Landlord (“Space #3 Tenant Improvements”), shall be constructed by Tenant in accordance with the terms of the Work Letter; provided, however, that rather than the TI Allowance provided for in the Work Letter, Landlord shall provide to Tenant a tenant improvement allowance for the construction of Space #3 Tenant Improvements of up to $25.00 per rentable square foot of Space #3. Tenant shall accept Space #3 in their as-is condition as of the Space #3 Commencement Date.  For the period of 90 days after the Space #3 Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems serving Space #3, unless Tenant or any Tenant Party was responsible for the cause of such repair.  Within 10 days after Landlord’s delivery thereof to Tenant, Tenant shall execute and deliver to Landlord CFD Notices for Space #3, in the forms provided by Landlord.  Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Space #3 Commencement Date and the Space #3 Rent Commencement Date when the same has been established in substantially the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.  Landlord shall endeavor, without any liability to Landlord or without requiring Landlord to incur any costs or expenses, to relocate the tenant currently occupying Space #3 prior to the scheduled expiration of such lease.  Landlord shall not have any liability whatsoever to Tenant relating to or arising from Landlord’s failure to relocate the existing tenant of Space #3 nor shall any such failure constitute a default by Landlord under this Lease.  Tenant acknowledges and agrees that the Space #3 Commencement Date may occur prior to the Commencement Date.

(v)Space #4.  Subject to any additional time required to deliver in the Delivery Condition, Landlord shall deliver as of the date that is 1 business day after the termination of the Space #4 Lease (the “Space #4 Commencement Date”), the Premises shall be automatically

455 Mission Bay / Nektar - Page 37

expanded to include Space #4, subject to the terms and conditions contained in this Section 39(a)(v).  As used herein, the term “Space #4” shall mean that certain 3,178 rentable square feet of space on the fifth floor of the east wing of the Building, as more particularly shown in Exhibit L attached hereto.  If Space #4 Lease is reasonably expected to terminate prior to its scheduled expiration date, Landlord shall provide a Must Take Notice to Tenant notifying Tenant of the date that Space #4 is expected to become available for occupancy by Tenant.  Commencing on the Space #4 Commencement Date, Tenant shall lease Space #4 pursuant to all of the terms and conditions of this Lease, except that: (i) the Premises shall be increased by 3,178 rentable square feet; (ii) on or before the Space #4 Commencement Date, Tenant shall deposit with Landlord a Security Deposit in the amount of the first three full month’s Base Rent for Space #4, which amount shall be in addition to any amount set forth in the Basic Lease Provisions above; (iii) the Base Rent payable with respect to Space #4 shall initially be $4.75 per rentable square foot per month and commencing on February 1, 2021 shall adjust on each Adjustment Date pursuant to Section 4; (iv) Tenant shall not be entitled to any abatement of Base Rent pursuant to the second paragraph of Section 3(a) with respect to Space #4; (v) Tenant shall commence paying Base Rent and Tenant’s Share of Operating Expenses with respect to Space #4 on the date that is 90 days after the Space #4 Commencement Date (the “Space #4 Rent Commencement Date”); (vi) Tenant’s Share of Operating Expenses with respect to  Space #4 shall be 1.51%; and (vii) tenant improvements of a fixed and permanent nature within Space #4 desired by Tenant and reasonably acceptable to Landlord (“Space #4 Tenant Improvements”), shall be constructed by Tenant in accordance with the terms of the Work Letter; provided, however, that rather than the TI Allowance provided for in the Work Letter, Landlord shall provide to Tenant a tenant improvement allowance for the construction of the Space #4 Tenant Improvements of up to $25.00 per rentable square foot of Space #4. Tenant shall accept Space #4 in their as-is condition as of the Space #4 Commencement Date; provided, however, that for the period of 90 days after the Space #4 Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems serving Space #4, unless Tenant or any Tenant Party was responsible for the cause of such repair.  Within 10 days after Landlord’s delivery thereof to Tenant, Tenant shall execute and deliver to Landlord CFD Notices for Space #4, in the forms provided by Landlord.  Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Space #4 Commencement Date and the Space #4 Rent Commencement Date when the same has been established in substantially the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.  Landlord shall endeavor, without any liability to Landlord or without requiring Landlord to incur any costs or expenses, to relocate the tenant currently occupying Space #4 prior to the scheduled expiration of such lease.  Landlord shall not have any liability whatsoever to Tenant relating to or arising from Landlord’s failure to relocate the existing tenant of Space #4 nor shall any such failure constitute a default by Landlord under this Lease.  Tenant acknowledges and agrees that the Space #4 Commencement Date may occur prior to the Commencement Date.

(vi)Space #5.  Subject to any additional time required to deliver in the Delivery Condition, Landlord shall deliver and as of the date that is 1 business day after the termination of the Space #5 Lease (the “Space #5 Commencement Date”), and the Premises shall be automatically expanded to include Space #5, subject to the terms and conditions contained in this Section 39(a)(vi).  As used herein, the term “Space #5” shall mean that certain 939 rentable square feet of space on the fifth floor of the east wing of the Building, as more particularly shown in Exhibit L attached hereto.  If the Suite #5 Lease is reasonably expected to terminate prior to its scheduled expiration date, Landlord shall provide a Must Take Notice to Tenant notifying Tenant of the date that Space #5 is expected to become available for occupancy by Tenant.  Commencing on the Suite #5 Commencement Date, Tenant shall lease Space #5 pursuant to all of the terms and conditions of this Lease, except that: (i) the Premises shall be increased by 939 rentable square feet; (ii) on or before the Suite #5 Commencement Date, Tenant shall deposit with Landlord a Security Deposit in the amount of the first three full month’s Base Rent for Space #5, which amount shall be in addition to any amount set forth in the Basic Lease Provisions above; (iii) the Base Rent

455 Mission Bay / Nektar - Page 38

payable with respect to Space #5 shall initially be $4.75 per rentable square foot per month and commencing on f February 1, 2021 shall adjust on each Adjustment Date pursuant to Section 4; (iv) Tenant shall not be entitled to any abatement of Base Rent pursuant to the second paragraph of Section 3(a) with respect to Space #5; (v) Tenant shall commence paying Base Rent and Tenant’s Share of Operating Expenses with respect to Space #5 on the date that is 90 days after the Suite #5 Commencement Date (the “Suite #5 Rent Commencement Date”); (vi) Tenant’s Share of Operating Expenses with respect to the Space #5 shall be 0.45%; and (vii) tenant improvements of a fixed and permanent nature within Space #5 desired by Tenant and reasonably acceptable to Landlord (“Suite #5 Tenant Improvements”), shall be constructed by Tenant in accordance with the terms of the Work Letter; provided, however, that rather than the TI Allowance provided for in the Work Letter, Landlord shall provide to Tenant a tenant improvement allowance for the construction of the Suite #5  Tenant Improvements of up to $25.00 per rentable square foot Space #5. Tenant shall accept Space #5 in their as-is condition as of the Suite #5 Commencement Date; provided, however, that for the period of 90 days after the Suite #5 Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building Systems serving Space #5, unless Tenant or any Tenant Party was responsible for the cause of such repair.  Within 10 days after Landlord’s delivery thereof to Tenant, Tenant shall execute and deliver to Landlord CFD Notices for Space #5, in the forms provided by Landlord.  Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Suite #5 Commencement Date and the Suite #5  Rent Commencement Date when the same has been established in substantially the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.  Landlord shall endeavor, without any liability to Landlord or without requiring Landlord to incur any costs or expenses, to relocate the tenant currently occupying Space #5 prior to the scheduled expiration of such lease.  Landlord shall not have any liability whatsoever to Tenant relating to or arising from Landlord’s failure to relocate the existing tenant of Suite #5 and no such failure shall constitute a default by Landlord under this Lease.  Tenant acknowledges and agrees that the Suite #5 Commencement Date may occur prior to the Commencement Date.

Space #1, Space #2, Space #3, Space #4 and Space #5 are collectively referred to herein as the “Must Take Spaces” and may each individually be referred to herein as a “Must Take Space.”

(b)Exceptions.  Notwithstanding the above, the Must Take Provision shall, at Landlord’s option, not be in effect and Landlord shall have no obligation to deliver a Must Take Notice during any period of time that Tenant is in Default under any provision of this Lease.

(c)Subordinate.  Tenant’s rights in connection with the Must Take Spaces are and shall be subject to and subordinate to the rights of all tenants at the Project under existing leases and any such Must Take Space shall not be deemed vacant and available until all such prior rights with respect to a particular Must Take space have lapsed or been waived by the party holding such right.  As used herein, “prior rights” shall mean those rights included in such tenants’ leases as of the date of this Lease as outlined in the table set forth in Section 39(a)(i) above, and Landlord shall not enter into any new agreements with such tenants extending the term of such leases other than in connection with such prior rights.

(d)Rights Personal.  The Must Take Provision is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease; provided, however, that any increment of Must Take Space which has previously been delivered to Tenant shall remain a portion of the Premises following any such assignment.

455 Mission Bay / Nektar - Page 39

40.Right of First Offer.

(a)ROFO Space.  Tenant shall have a right of first offer (“Right of First Offer”) with respect to that certain approximately 56,909 rentable square feet as depicted on Exhibit M attached hereto (the “ROFO Space”), which ROFO Space is currently leased to an existing tenant (and/or its assignees) (“Existing ROFO Space Tenant”), pursuant to the terms and conditions of this Section 40.  Within a reasonable period after Landlord determines that the Existing ROFO Space Tenant’s lease will expire or terminate with respect to all or a portion of the ROFO Space, Landlord shall offer to Tenant the right to include the ROFO Space within the Premises on the same terms and conditions upon which Landlord intends to offer the ROFO Space for lease; provided, however, in no event may Landlord require a base term for the ROFO Space of greater than 10 years.  Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the “First Offer Notice”) which offer shall identify the portion of the ROFO Space being offered (the “Identified ROFO Space”) and designate the terms which Landlord intends to offer with respect to the ROFO Space.

(b)Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (“Tenant’s Notice”) of such offer within 15 business days after delivery by Landlord of the First Offer Notice to Tenant.  Tenant must accept all of the Identified ROFO Space described in the First Offer Notice on any given floor or floors (i.e., such that Tenant may elect to lease less than all of the Identified ROFO Space designated in a particular First Offer Notice but in no event shall it be permitted to elect to exercise its Right of First Offer with respect to less than all the Identified ROFO Space designated therein on any given floor).  Tenant’s Notice must specify, subject to the immediately preceding sentence, if it intends to lease less than all of the Identified ROFO Space described in the First Offer Notice and Tenant’s failure to so specify shall be deemed to mean that Tenant has elected to exercise the Right of First Offer solely with respect to the Identified ROFO Space identified in the First Offer Notice.

If (i) the term of the lease with respect to the Identified ROFO Space would pursuant to the First Offer Notice expire prior to the term of the Lease with respect to the then-existing Premises, then the term of the Lease with respect to the Identified ROFO Space shall be modified to be co-terminous with the Term of this Lease with respect to the then-existing Premises, and (ii) the term of the lease with respect to the Identified Space is modified to be co-terminous with the term of the then-existing Premises pursuant to sub-section (i) of this paragraph, then the economic terms set forth in the First Offer Notice shall be equitably adjusted to account for such extension of the term with respect to the Identified ROFO Space, provided that such adjustment of the economic terms shall be no less favorable to Landlord on an annual basis than the economic terms set forth in the First Offer Notice (and with market rate annual increases in base rent for the Identified ROFO Space for that portion of the lease term for the Identified ROFO Space beyond the term provided for in the First Offer Notice), as reasonably determined by Landlord.  Tenant acknowledges and agrees that if the term of the lease with respect to the Identified ROFO Space would pursuant to the First Offer Notice expire after the term of the Lease, then the term of the lease with respect to the Identified ROFO Space and the term of the lease with respect to the then-existing Premises shall not be co-terminous.

(c)If Tenant fails to timely deliver a Tenant Notice or declines the Identified ROFO Space offered by Landlord, then Tenant shall be deemed to have irrevocably waived all further rights under this Section 40 with respect to such Identified ROFO Space, and Landlord shall be free to lease such Identified ROFO Space to any third party(ies) (a “Third Party Lease”) for the Identified ROFO Space to anyone to whom Landlord desires on any terms Landlord desires; provided, however, if during the 270-day period following the initial delivery of the First Offer Notice to Tenant, the economic terms that Landlord is prepared to accept under a Third Party Lease are greater than six percent (6%) more favorable to the tenant than the economic terms offered by Landlord to Tenant (as such economic terms are adjusted to account for the difference, if any, in the lease term offered to Tenant and the lease term offered to such third party), then Landlord shall first make an offer of such more favorable economic terms (as such economic terms are adjusted to account for the difference, if any, in the lease term offered to Tenant and the lease term offered to such third party) (the “New Offer Terms”) to Tenant by written notice (the “Additional Notice”) setting forth the New Offer Terms, and Tenant shall have five (5) business days from Tenant’s receipt of the Additional Notice to accept the New Offer Terms set forth in the Additional Notice (which procedure shall

455 Mission Bay / Nektar - Page 40

be repeated until Landlord enters into a lease or lease amendment with respect to such First Offer Space which does not require Landlord to deliver another First Offer Notice to Tenant pursuant to the terms of this paragraph or Tenant exercises such right of first offer, as applicable).  For purposes of this paragraph, economic terms shall be considered more favorable if they result in the reduction of the Net Effective Rental Rate (as defined below) by more than six percent (6%).  The term “Net Effective Rental Rate” shall mean the rental rate, as adjusted to reflect the value of any free rent, tenant improvement allowance or similar monetary concessions, all as reasonably determined by Landlord.  After the expiration of the 270-day period Landlord shall have no further liability to Tenant with respect to the Identified ROFO Space.

(d)Amended Lease.  If: (i) Tenant fails to timely deliver notice accepting the terms of the First Offer Notice, or (ii) after the expiration of a period of 15 business days after Landlord’s delivery to Tenant of a lease amendment for Tenant’s lease of the applicable Identified ROFO Space, no lease amendment for the Identified ROFO Space acceptable to both parties each in their sole and absolute discretion, has been executed unless both parties are negotiating same in good faith, then Tenant shall be deemed to have forever waived its right to lease such Identified ROFO Space and the Right of First Offer with respect to such Identified ROFO Space shall thereafter be null and void.

(e)Exceptions.  Notwithstanding the above, the Right of First Offer shall, at Landlord’s option, not be in effect and may not be exercised by Tenant during any period of time that Tenant is in Default under any provision of the Lease

(f)Termination.  The Right of First Offer shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Right of First Offer, if, after such exercise, but prior to the commencement date of the lease of such Identified ROFO Space, Tenant is in Default under the Lease.

(g)Rights Personal.  The Right of First Offer is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(h)No Extensions.  The period of time within which the Right of First Offer may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Right of First Offer.

41.Right to Extend Term.  Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a)Extension Rights.  Only with respect to the entire Premises then being leased by Tenant (including any Must Take Space and any ROFO Space), Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 5 years each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least 15 months prior, and no earlier than 18 months prior, to the expiration of the Base Term of the Lease or the expiration of any prior Extension Term.

Upon the commencement of any Extension Term, Base Rent shall be payable at the Market Rate (as defined below).  Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined.  As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including all Tenant Improvements, Alterations and other improvements) and floor height in Class A laboratory/office buildings in Mission Bay for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including tenant inducements, views, parking costs, leasing commissions, allowances or concessions, if any.  Notwithstanding the foregoing, the Market

455 Mission Bay / Nektar - Page 41

Rate shall in no event be less than the Base Rent payable as of the date immediately preceding the commencement of such Extension Term increased by the Rent Adjustment Percentage multiplied by such Base Rent. In addition, Landlord may impose a market rent for the parking rights provided hereunder.

If, on or before the date which is 270 days prior to the expiration of the Base Term of this Lease or first Extension Term, as applicable, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the applicable Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 41(b).  Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 41(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the applicable Extension Term.

(b)Arbitration.

(i)Within 10 business days of Tenant’s deemed election to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”).  If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the applicable Extension Term.  If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations.  If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator.  If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the applicable Extension Term.  The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator.  If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii)The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable.  The Arbitrator or Arbitrator panel, if applicable, shall select either Landlord’s Extension Proposal or Tenant’s Extension Proposal, whichever the Arbitrator(s) determine is closest to the Market Rate.  The decision of the single Arbitrator shall be final and binding upon the parties.  If there is an Arbitrator panel, then the majority vote of the Arbitrator panel shall be final and binding upon the parties.  Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made.  After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant.  Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii)An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and:  (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Mission Bay area, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Mission Bay area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

455 Mission Bay / Nektar - Page 42

(c)Rights Personal.  Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(d)Exceptions.  Notwithstanding anything set forth above to the contrary, Extension Rights shall, at Landlord’s option, not be in effect and Tenant may not exercise any of the Extension Rights during any period of time that Tenant is in Default under any provision of this Lease.

(e)No Extensions.  The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.

(f)Termination.  The Extension Rights shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term Tenant fails to timely cure any Default by Tenant under this Lease.

42.Intentionally Omitted.

43.Miscellaneous.

(a)Notices.  All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above.  Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)Joint and Several Liability.  If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)Financial Information.  Tenant shall furnish Landlord  with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders.  Notwithstanding the foregoing, in no event shall Tenant be required to provide any financial information described in clauses (iii), (iv) and (v) of the preceding sentence to Landlord if Tenant does not otherwise prepare (or cause to be prepared) such information for its own purposes.  So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 43(c) shall not apply.

(d)Recordation.  Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record; provided, however, nothing herein shall prevent Tenant from filing all or any portion of this Lease with the SEC if required by Legal Requirements to do so, as reasonably determined by Tenant.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e)Interpretation.  The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context

455 Mission Bay / Nektar - Page 43

otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f)Not Binding Until Executed.  The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)Limitations on Interest.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)Choice of Law.  Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i)Time.  Time is of the essence as to the performance of Tenant’s and Landlord’s obligations under this Lease.

(j)Incorporation by Reference.  All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(k)Entire Agreement.  This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(l)Hazardous Activities.  Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(m)Mission Bay Requirements.  Tenant acknowledges and agrees that the use and operation of the Project are governed by, among other things, the requirements and disclosures set forth on Exhibit H attached hereto.

(n)Except as expressly provided for in Section 8, neither Landlord nor Tenant shall be liable for any consequential, special, indirect or punitive damages in connection herewith.

(o)Signage Restriction. Landlord shall not place signage with the name of any other life sciences/pharmaceutical company other than Tenant on the west wing of the Building but Landlord shall have the right to place signage with the name of any other life sciences/pharmaceutical company or any

455 Mission Bay / Nektar - Page 44

other party on the east wing of the Building until such time (and for so long ) as Tenant then leases and occupies all of the ROFO Space.

(p)Roof. Tenant shall have the right to use: (i) approximately 15 square feet of space on the roof of the West Wing of the Building in a location designated by Landlord (and Landlord hereby approves the location of Tenant’s existing roof-top equipment installed pursuant to the Pfizer Sublease), and (ii) approximately 15 square feet of space on the roof of the East Wing of the Building in a location designated by Landlord, in each case for the purpose of installing, operating, and maintaining telecommunications dish antennas or other communication devices solely for Tenant’s own communication purposes; provided, however, that the rights granted herein are subject to the provisions of Exhibit J attached hereto.

(q)Tenant may install: (i) telecommunication lines (“Lines”) connecting the Premises to any terminal block on the floor or floors on which the Premises are located and use any such Lines as may currently exist and already connect the Premises to any such terminal block, (ii) applicable telephone and data system standards, [including 10 Base T and EIA/TIA Commercial Building Wiring Standard], (iii) station cables routed to wall outlets in return-air plenum areas, (iv) station cables to floor monuments, and (v) copper twisted pair cables, jumper wires and patch cables used in connection with Tenant’s installations.  Upon Landlord’s request, Tenant shall remove all of the foregoing and repair any damage prior to the expiration or earlier termination of this Lease.

(r)Tenant, its employees, guests and invitees shall, subject to compliance with the Building security procedures, have access to the Premises, Building and Project 24 hours per day/7 days per week, except in the case of emergency.

(s)OFAC.  Each of Landlord and Tenant is currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(t)Building Management System.  Within a reasonable period following written request from Tenant, Landlord shall conduct an analysis to determine the feasibility of combining the Building under a single Building management system reasonably acceptable to Landlord and Tenant.  Tenant shall reimburse Landlord for 50% of the cost of such analysis within 30 days after receipt of an invoice with respect thereto.  In the event Landlord and Tenant mutually agree to proceed with implementing the combination of the Building under a single Building management system, then Landlord shall proceed with such implementation and Landlord and Tenant shall equally split the costs for such implementation.

(u)EV Charging Stations.  Landlord shall not unreasonably withhold its consent to Tenant’s written request to install 1 or more electric vehicle car charging stations (“EV Stations”) in the parking area serving the Project; provided, however, that Tenant complies with all reasonable requirements, standards, rules and regulations which may be imposed by Landlord, at the time Landlord’s consent is granted, in connection with Tenant’s installation, maintenance, repair and operation of such EV Stations, which may include, without limitation, the charge to Tenant of a reasonable monthly rental amount for the parking spaces used by Tenant for such EV Stations, Landlord’s designation of the location of Tenant’s EV Stations, and Tenant’s payment of all costs whether incurred by Landlord or Tenant in connection with the installation, maintenance, repair and operation of each Tenant’s EV Station(s).  Nothing contained in this paragraph is intended to increase the number of parking spaces which Tenant is otherwise entitled to use at the Project under Section 10 of this Lease nor impose any additional obligations on Landlord with respect to Tenant’s parking rights at the Project.  Tenant shall have no obligation to install an EV Station.

455 Mission Bay / Nektar - Page 45

(v)California Accessibility Disclosure.  For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project has not undergone inspection by a Certified Access Specialist (CASp).  In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:  “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”  In furtherance of and in connection with such notice:  (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Project to the extent permitted by Legal Requirements; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to Legal Requirements, then Landlord and Tenant hereby agree as follows (which constitutes the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice):  (A) Tenant shall have the one-time right to request for and obtain a CASp inspection, which request must be made, if at all, in a written notice delivered by Tenant to Landlord; (B) any CASp inspection timely requested by Tenant shall be conducted (1) at a time mutually agreed to by Landlord and Tenant, (2) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Project in any way, and (3) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) the CASp Reports shall be delivered by the CASp simultaneously to Landlord and Tenant; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards including, without limitation, any violations disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Project located outside the Premises that are Landlord’s obligation to repair as set forth in this Lease, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by Legal Requirements to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within 10 business days after Tenant’s receipt of an invoice therefor from Landlord.

(w)Counterparts.  This Lease (including the exhibits attached hereto) may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Lease attached thereto.

[ Signatures on next page ]

455 Mission Bay / Nektar - Page 46

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

NEKTAR THERAPEUTICS,

a Delaware corporation

By:/s/ Gil M. Labrucherie

Its:  SVP & Chief Financial Officer

LANDLORD:

ARE-SAN FRANCISCO NO. 19, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, its managing member
By:	ARE-QRS CORP., a Maryland corporation, its general partner

By:/s/ Gary Dean

Its: Senior vice President RE Legal Affairs

455 Mission Bay / Nektar - Page 1

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

455 Mission Bay / Nektar - Page 1

EXHIBIT B TO LEASE

CURRENT LEGAL DESCRIPTION OF PROPERTY

REAL PROPERTY IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, DESCRIBED AS FOLLOWS:

PARCEL 1:

LOTS 19, 20, AND 21, AS SAID LOTS ARE SHOWN ON THAT CERTAIN MAP ENTITLED “FINAL MAP 4141, PLANNED DEVELOPMENT MISSION BAY (26 28), BEING PHASE 2 OF A SUBDIVISION OF LOT 1 OF ASSESSOR’S BLOCK 8721, AS SHOWN ON THAT CERTAIN MAP ENTITLED ‘MAP OF MISSION BAY’ RECORDED ON JULY 19, 1999 IN BOOK Z OF MAPS AT PAGES 97-119 IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA AND BEING MORE PARTICULARLY A SUBDIVISION OF LOT 12 AS SHOWN ON THAT CERTAIN MAP ENTITLED ‘PARCEL MAP – PLANNED DEVELOPMENT MISSION BAY’ RECORDED ON DECEMBER 7, 2000 IN BOOK 44 OF PARCEL MAPS AT PAGES 151-155 IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA”, FILED OCTOBER 16, 2007, IN BOOK BB OF MAPS AT PAGES 179 TO 183, INCLUSIVE, IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA.

PARCEL 2:

ALL STREETS AND STREET LINES HEREINAFTER MENTIONED ARE IN ACCORDANCE WITH THAT CERTAIN MAP ENTITLED “RECORD OF SURVEY MAP OF MISSION BAY”, RECORDED JULY 28, 1992, MAP BOOK “Y” AT PAGES 62-82 (REEL F679, IMAGE 620), IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA, AS AMENDED JUNE 3, 1999, MAP BOOK “Z” AT PAGES 74-94 (REEL H398, IMAGE 0829), INCLUSIVE, IN THE OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, ENTITLED “AMENDED RECORD OF SURVEY (Y MAPS 62-82) OF MISSION BAY, SAN FRANCISCO, CALIFORNIA” AS AMENDED BY CERTIFICATE OF CORRECTIONS H570 O.R. 413.

ALL OF THE SOUTHERLY 24.25 FEET OF FORMER MERRIMAC STREET (66.00 FEET WIDE; AS SAID STREET EXISTED PRIOR TO THE VACATION OF A PORTION THEREOF BY ORDINANCE NO. 217-63 ADOPTED AUGUST 19, 1963, BY THE BOARD OF SUPERVISORS OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA; LYING BETWEEN THE EASTERLY LINE OF THIRD STREET (100.00 FEET WIDE) AND A LINE DRAWN PARALLEL WITH AND PERPENDICULARLY DISTANT EASTERLY 74.00 FEET FROM SAID EASTERLY LINE OF THIRD STREET.

PARCEL 3:

BEGINNING AT THE POINT OF INTERSECTION OF THE SOUTHERLY LINE OF MERRIMAC STREET WITH THE PRESENT EASTERLY LINE OF THIRD STREET, AS WIDENED; RUNNING THENCE SOUTHERLY ALONG SAID LINE OF THIRD STREET, 30 FEET; THENCE AT A RIGHT ANGLE EASTERLY 74 FEET; THENCE AT A RIGHT ANGLE NORTHERLY 30 FEET TO THE SOUTHERLY LINE OF MERRIMAC STREET; THENCE AT A RIGHT ANGLE WESTERLY ALONG SAID LINE OF MERRIMAC STREET, 74 FEET TO THE POINT OF BEGINNING.

[The foregoing legal descriptions do not include any exceptions or reservations or any easements or other rights that may be appurtenant to any such real property]

455 Mission Bay / Nektar - Page 1

EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER (this “Work Letter”) is made and entered into as of August 4, 2017, by and between ARE-SAN FRANCISCO NO. 19, LLC, a Delaware limited liability company (“Landlord”), and NEKTAR THERAPEUTICS, a Delaware corporation (“Tenant”), and is attached to and made a part of that certain Lease Agreement of the same date (the “Lease”).  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.General Requirements.

(a)Tenant’s Authorized Representative.  Tenant designates Robert Bacci (“Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative.  Tenant may change Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.

(b)Landlord’s Authorized Representative.  Landlord designates Greg Gehlen and Jason Beck (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter.  Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative.  Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant.

(c)Architects, Consultants and Contractors.  Landlord and Tenant hereby acknowledge and agree that the architect (the “TI Architect”) for the Tenant Improvements (as defined in Section 2(a) below), the general contractor and any subcontractors for the Tenant Improvements shall be selected by Tenant, subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.  Landlord shall be named a third party beneficiary of any contract entered into by Tenant with the TI Architect, any consultant, any contractor or any subcontractor, and of any warranty made by any contractor or any subcontractor.

2.Tenant Improvements.

(a)Tenant Improvements Defined.  As used herein, “Tenant Improvements” shall mean all improvements to the Premises desired by Tenant of a fixed and permanent nature.  Other than funding the TI Allowance (as defined below) as provided herein, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b)Tenant’s Space Plans.  Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment space plans, specifications and drawings for the Tenant Improvements (“TI Conceptual Drawings”).  Tenant shall be solely responsible for ensuring that the TI Conceptual Drawings reflect Tenant’s requirements for the Tenant Improvements.  Landlord shall deliver its written comments on the TI Conceptual Drawings to Tenant not later than ten (10) business days after Landlord’s receipt of the same.  If Landlord fails to notify Tenant of Landlord’s approval or approval with comments of the TI Conceptual Drawings within such ten (10) business day period, Tenant shall have the right to provide Landlord with a second written request for approval (a “Second Request”) that specifically identifies the TI Conceptual Drawings and contains the following statement in bold and capital letters: “THIS IS A SECOND REQUEST FOR APPROVAL PURSUANT TO THE PROVISIONS OF SECTION 2(b) OF THE WORK LETTER ATTACHED TO THE LEASE.  IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE TI CONCEPTUAL DRAWINGS.”  If Landlord fails to respond to such Second

455 Mission Bay / Nektar - Page 2

Request within five (5) business days after receipt by Landlord, the TI Conceptual Drawings shall be deemed approved by Landlord.  Tenant and the TI Architect shall consider all such comments in good faith and shall, within ten (10) business days after receipt, notify Landlord how Tenant proposes to respond to such comments.  Any disputes in connection with such comments shall be resolved in accordance with Section 2(e) hereof.

(c)TI Design Drawings.  On or before the date which is sixty (60) days following Landlord’s approval of the TI Conceptual Drawings, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Design Drawings”), which TI Design Drawings shall be prepared substantially in accordance with the TI Conceptual Drawings.  Tenant shall be solely responsible for ensuring that the TI Design Drawings reflect Tenant’s requirements for the Tenant Improvements.  Landlord shall deliver its written comments on the TI Design Drawings to Tenant not later than 10 days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Conceptual Drawings.  If Landlord fails to notify Tenant of Landlord’s approval or approval with comments of the TI Design Drawings within such ten (10) day period, Tenant shall have the right to provide Landlord with a second written request for approval (a “Second Request”) that specifically identifies the TI Design Drawings and contains the following statement in bold and capital letters: “THIS IS A SECOND REQUEST FOR APPROVAL PURSUANT TO THE PROVISIONS OF SECTION 2(c) OF THE WORK LETTER ATTACHED TO THE LEASE.  IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE TI DESIGN DRAWINGS.”  If Landlord fails to respond to such Second Request within five (5) business days after receipt by Landlord, the TI Design Drawings shall be deemed approved by Landlord.  Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 days after receipt, notify Landlord how Tenant proposes to respond to such comments.  Any disputes in connection with such comments shall be resolved in accordance with Section 2(e) hereof.  Provided that the design reflected in the TI Design Drawings is consistent with the TI Conceptual Drawings, Landlord shall approve the TI Design Drawings submitted by Tenant.

(d)Working Drawings.  On or before the date which is sixty (60) days following Landlord’s approval of the TI Design Drawings, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings.  Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements.  Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 10 business days after Landlord’s receipt of the same; provided, however, that Landlord may not disapprove any matter that is consistent with the TI Design Drawings.  If Landlord fails to notify Tenant of Landlord’s approval or approval with comments of the TI Construction Drawings within such ten (10) business day period, Tenant shall have the right to provide Landlord with a second written request for approval (a “Second Request”) that specifically identifies the TI Construction Drawings and contains the following statement in bold and capital letters: “THIS IS A SECOND REQUEST FOR APPROVAL PURSUANT TO THE PROVISIONS OF SECTION 2(d) OF THE WORK LETTER ATTACHED TO THE LEASE.  IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE TI CONSTRUCTION DRAWINGS.”  If Landlord fails to respond to such Second Request within five (5) business days after receipt by Landlord, the TI Construction Drawings shall be deemed approved by Landlord.  Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments.  Any disputes in connection with such comments shall be resolved in accordance with Section 2(e) hereof.  Provided that the design reflected in the TI Construction Drawings is consistent with the TI Design Drawings, Landlord shall approve the TI Construction Drawings submitted by Tenant.  Once approved by Landlord, subject to the provisions of Section 4 below, Tenant shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(a) below).

455 Mission Bay / Nektar - Page 3

(e)Approval and Completion.  If any dispute regarding the design of the Tenant Improvements is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable by Tenant (subject to reimbursement from the TI Allowance), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems (in which case Landlord shall make the final decision).  Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3.Performance of the Tenant Improvements.

(a)Commencement and Permitting of the Tenant Improvements.  Tenant shall commence construction of the Tenant Improvements promptly following the date on which Tenant obtains and delivers to Landlord a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Landlord.  The cost of obtaining the TI Permit shall be considered as a TI Cost.  Landlord shall assist Tenant in obtaining the TI Permit.  Prior to the commencement of the Tenant Improvements, Tenant shall deliver to Landlord a copy of any contract with Tenant’s contractors (including the TI Architect), and certificates of insurance from any contractor performing any part of the Tenant Improvement evidencing industry standard commercial general liability, automotive liability, “builder’s risk”, and workers’ compensation insurance.  Tenant shall cause the general contractor to provide a certificate of insurance naming Landlord, Alexandria Real Estate Equities, Inc., and Landlord’s lender (if any) as additional insureds for the general contractor’s liability coverages required above.

(b)Selection of Materials, Etc.  Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Tenant and Landlord, the option will be within Tenant’s reasonable discretion if the matter concerns the Tenant Improvements, and within Landlord’s sole and absolute subjective discretion if the matter concerns the structural components of the Building or any Building system.

(c)Tenant Liability.  Tenant shall be responsible for correcting any deficiencies or defects in the Tenant Improvements.

(d)Substantial Completion.  Tenant shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature which do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”).  Upon Substantial Completion of the Tenant Improvements, Tenant shall require the TI Architect and the General Contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704.  For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required:  (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comport with good design, engineering, and construction practices which are not material; or (iii) to make reasonable adjustments for field deviations or conditions encountered during the construction of the Tenant Improvements.

4.Changes.  Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Construction Drawings, shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

(a)Tenant’s Right to Request Changes.  If Tenant shall request changes (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the

455 Mission Bay / Nektar - Page 4

AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change.  Such Change Request must be signed by Tenant’s Representative.  Landlord shall review and approve or disapprove such Change Request within 10 days thereafter, provided that Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.

(b)Implementation of Changes.  If Landlord approves such Change, Tenant may cause the approved Change to be instituted.  If any TI Permit modification or change is required as a result of such Change, Tenant shall promptly provide Landlord with a copy of such TI Permit modification or change.

5.Costs.

(a)Budget For Tenant Improvements.  Before the commencement of construction of the Tenant Improvements, Tenant shall obtain a detailed breakdown, by trade, of the costs incurred or that will be incurred, in connection with the design and construction of the Tenant Improvements (the “Budget”), and deliver a copy of the Budget to Landlord for Landlord’s approval, which shall not be unreasonably withheld or delayed.  The Budget shall be based upon the TI Construction Drawings approved by Landlord and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 1% of the Hard Costs of the TI Costs (as hereinafter defined) for monitoring and inspecting the construction of the Tenant Improvements.  Such Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with, such monitoring of the construction of the Tenant Improvements.

(b)Allowance.  Landlord shall provide to Tenant a tenant improvement allowance (“TI Allowance”) of $20.00 per rentable square foot of the original Premises (i.e. 128,793 rentable square feet) leased hereunder, or $2,575,860 in the aggregate.  The TI Allowance shall be disbursed in accordance with this Work Letter.  Subject to Section 2 of the Lease, the TI Allowance shall be available to Tenant immediately thereafter even though the Commencement Date of the Lease is not scheduled to occur until February 1, 2020.

Tenant shall have no right to the use or benefit (including any reduction to Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4.  Tenant shall have no right to any portion of the TI Allowance that is not disbursed in connection with the Tenant Improvements on or before November 30, 2021.

(c)Excess TI Costs.  As used herein, “TI Costs” shall mean the entire cost of performing the Tenant Improvements (including design of the Tenant Improvements and preparation of any working drawings, costs of construction labor and materials, related taxes and insurance costs, and the Administrative Rent.  Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance.  If at any time and from time-to-time, the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall be responsible for paying 100% of the then current TI Cost in excess of the TI Allowance (the “Excess Costs”).  Notwithstanding anything to the contrary set forth in this Section 5(c), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance, if any.

(d)Payment for TI Costs.  Landlord shall pay amounts not to exceed the amount of the TI Allowance to the contractors directly once a month against a draw request in Landlord’s standard form, containing evidence of payment of such TI Costs by Tenant and such certifications, lien waivers (including a conditional lien release for each progress payment and unconditional lien releases for the prior month’s progress payments), inspection reports and other matters as Landlord customarily obtains, to the extent of Landlord’s approval thereof for payment, no later than 30 days following receipt of such draw request.  Upon completion of the Tenant Improvements, Tenant shall deliver to Landlord:  (i) sworn statements setting forth the names of all contractors and first tier subcontractors who did the work and final, unconditional lien waivers from all such contractors and first tier subcontractors; (ii) as-built plans (one copy in print format and two copies in electronic CAD format) for such Tenant Improvements; (iii) a certification of substantial

455 Mission Bay / Nektar - Page 5

completion in Form AIA G704, (iv) a certificate of occupancy for the Premises (to the extent required by applicable law); and (v) copies of all operation and maintenance manuals and warranties affecting the Premises.

6.Miscellaneous.

(a)Consents.  Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, except as may be expressly set forth herein to the contrary.

(b)Modification.  No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

455 Mission Bay / Nektar - Page 1

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this _____ day of _____________, ____________________________, between ARE-SAN FRANCISCO NO. 19, LLC, a Delaware limited liability company (“Landlord”), and NEKTAR THERAPEUTICS, a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated ____________, 2017 (the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is February 1, 2020, and the termination date of the Base Term of the Lease shall be midnight on January 31, 2030.  In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

[Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Space ___ Commencement Date is ____________, 201__, and the Space __ Rent Commencement Date is 201_.  In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

NEKTAR THERAPEUTICS,

a Delaware corporation

By:

Its:

LANDLORD:

ARE-SAN FRANCISCO NO. 19, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, its managing member
By:	ARE-QRS CORP., a Maryland corporation, its general partner

By:

Its:

Rules and Regulations455 Mission Bay / Nektar - Page 1

EXHIBIT E TO LEASE

Rules and Regulations

1.The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2.Other than as expressly provided for in this Lease, Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

4.If Tenant desires telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted other than in connection with approved Alterations or Tenant Improvements.  Any such installation or connection shall be made at Tenant’s expense.

5.Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

6.Parking any type of recreational vehicles is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

7.Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in material violation of the Rules and Regulations of the Project.

8.Intentionally Omitted.

9.Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

10.Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

11.All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

12.No auction, public or private, will be permitted on the Premises or the Project.

13.No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

Rules and Regulations455 Mission Bay / Nektar - Page 2

14.The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises. Tenant may use equipment that brews coffee, tea, hot chocolate and similar beverages and may use microwave ovens for employee use in the Premises as well as a commercial kitchen for its employees and invitees.

15.Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity.  Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

16.Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s Permitted Use of the Premises and shall keep all such machinery reasonably free of vibration, noise and air waves which may be transmitted beyond the Premises.

455 Mission Bay / Nektar - Page 1

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 1

EXHIBIT G TO LEASE

PARKING

[To be attached upon creation of Landlord’s TMP plan]

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 1

EXHIBIT H TO LEASE

MISSION BAY REQUIREMENTS

NOTICES AND RESTRICTIONS
APPLICABLE TO MISSION BAY REDEVELOPMENT AREA

1.Environmental Covenant.  The Project may contain hazardous materials in soils and in the ground water under the Project, and is subject to a deed restriction (Covenant and Environmental Restriction on Property) dated as of February 23, 2000, and recorded in the Official Records of the City and County of San Francisco, California (the “Official Records”) on March 21, 2000, as Document No. 2000-G748552 (the “Environmental Covenant”), which Environmental Covenant imposes certain covenants, conditions, and restrictions on usage of the Project.  The foregoing statement is required by the Environmental Covenant and is not a declaration that a hazard exists.  The Environmental Covenant references and requires compliance with the provisions of the Risk Management Plan, Mission Bay Area, San Francisco, California, dated May 11, 1999 (the “RMP”).  Tenant hereby acknowledges receipt of a copy of the RMP, and hereby covenants (i) to comply with the RMP (to the extent the RMP applies to Tenant’s activities), (ii) to obligate other entities with which Tenant contracts for construction, property maintenance, or other activities that may disturb soil or groundwater to comply with the applicable provisions of the RMP, and (iii) to refrain (and to cause the entities with which it so contracts to refrain) from interfering with Landlord’s compliance with the RMP.

2.Special Tax Acknowledgment.  In accordance with Section 53341.5 of the California Government Code, Tenant previously has delivered to Landlord acknowledgments, duly executed by Tenant, confirming that Tenant has been advised of the terms and conditions of the “CFDs” (as defined below), including that the Project is subject to the “CFD Assessments” (as defined below).  As used herein, (a) ”CFDs” shall mean, collectively, (i) the Redevelopment Agency of the City and County of San Francisco (the “Redevelopment Agency”) Community Facilities District No. 5 (Mission Bay Maintenance District) (the “Maintenance CFD”) (established to pay a portion of the costs of ongoing maintenance of open space parcels in Mission Bay), (ii) the Redevelopment Agency Community Facilities District No. 6 (Mission Bay South Public Improvements) (the “Infrastructure CFD”) (established to pay a portion of the costs of constructing and installing public infrastructure in Mission Bay), and (iii) the San Francisco Unified School District of the City and County of San Francisco Community Facilities District No. 90-1 (Public School Facilities) (the “Public School CFD”) (established to pay a portion of the costs of acquiring and/or constructing public school facilities), and (b) ”CFD Assessments” shall mean the special taxes (i) to be levied on the Project and other property in Mission Bay in accordance with the terms and conditions of the “Rate and Method of Apportionment of Special Tax” applicable to the Infrastructure CFD and the Maintenance CFD, respectively, and (ii) to be levied on the Project and other property in accordance with the terms and conditions applicable to the Public School CFD.  Tenant acknowledges that, pursuant to the CFDs, CFD Assessments may be levied on the Project and that, without limiting the generality of any other provision contained in this Lease, Operating Expenses shall include such CFD Assessments.  The form of CFD notices are attached as Exhibit K to the Lease.

3.Project Labor Agreement.  Tenant has been informed by Landlord of the following: (a) Catellus Development Corporation (“CDC”) and the individual members of the San Francisco Building and Construction Trades Council, AFL-CIO (“Council”), originally entered into a certain Mission Bay Project Agreement (the “Original Project Labor Agreement”) for the Mission Bay project on October 8, 1990, pursuant to which CDC agreed, to the fullest extent possible, to award all construction contracts in Mission Bay for “Covered Work” (as defined in the Original Project Labor Agreement) to unionized construction firms; and (b) in 2003, CDC and the Council entered into an Addendum to Agreement (“Addendum”) that amended certain terms of the Original Project Labor Agreement (the Original Project Labor Agreement, as amended by the Addendum, shall be referred to as the “Project Labor Agreement”), pursuant to which CDC agreed that CDC would require, as a condition of any sale, conveyance, ground lease, or donation of real property covered by the Project Labor Agreement (“Covered Property”), that any and all successors in interest and/or assignees, buyers, ground lessees, or donees (any of the foregoing, a “Covered Successor”)

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 2

of Covered Property shall require any contractors to which the Covered Successor contracts work that is covered by the Project Labor Agreement to sign and become a party to the Project Labor Agreement through the execution and delivery of a successor project agreement (a “Successor Project Labor Agreement”).  Tenant acknowledges that the Project is Covered Property, that Landlord is a Covered Successor, and that Landlord has agreed to require any contractors with whom Landlord contracts work with respect to the Project that is covered by the Project Labor Agreement to sign and become a party to the Project Labor Agreement through the execution and delivery of a Successor Project Labor Agreement (the form of which is attached hereto as Exhibit I).  Accordingly, Tenant hereby agrees that Tenant shall require any contractors with whom Tenant or any of its contractors contract work with respect to the Project that is covered by the Project Labor Agreement to execute and deliver a Successor Project Labor Agreement.  Tenant will cause its general contractor to execute the Successor Project Labor Agreement and shall deliver an executed original of the Successor Project Labor Agreement to Landlord.  Following Landlord’s receipt of such executed original of the Successor Project Labor Agreement, Landlord shall use commercially reasonable efforts to obtain full execution of the Successor Project Labor Agreement by the union signatories, but Tenant acknowledges that neither Tenant nor Landlord shall have any liability whatsoever if full execution of the Successor Project Labor Agreement is not obtained.

4.First Source Hiring Program.  Tenant has been informed by Landlord that there is a City-wide “First Source Hiring Program” (FSHP) (adopted by the City and County of San Francisco on August 3, 1998, Ordinance No. 264‑98; codified at San Francisco Administrative Code Sections 83.1-83.1(8)).  Tenant hereby acknowledges that its activities with respect to the Project are or may be subject to the FSHP.  Accordingly, Tenant shall comply with any provisions of the FSHP that are applicable to the Premises or any construction in, or use or development of, the Premises by Tenant.

5.Non-Discrimination.  Without limiting the generality of any other provision of this Lease, there shall be no discrimination against, or segregation of, any person or group of persons or any employee or applicant for employment on account of race, color, creed, religion, sex, marital or domestic partner status, familial status, national origin, ancestry, lawful source of income (as defined in Section 3304 of the San Francisco Police Code), gender identity, sexual orientation, age, or disability (including, without limitation, HIV/AIDS status) in the sale, lease, sublease, transfer, use, occupancy, tenure, or enjoyment of any part of the Project, nor shall Tenant or any person claiming under or through Tenant, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use, or occupancy of tenants, lessees, subtenants, sublessees, or vendees in any part of the Project.  All deeds, leases, subleases, or contracts concerning the Project shall contain the non-discrimination and non-segregation clauses specified for each type of document in Section 33436 of the California Health and Safety Code (except to the extent any party to any such document is not required by applicable law to include such non-discrimination and non-segregation clauses in such document).

6.Tax Exempt Entities.  Tenant acknowledges that it has received and reviewed a certain Tax Payment Agreement dated November 15, 2005, executed and acknowledged on behalf of FOCIL‑MB, LLC, and Landlord, recorded in the Official Records on November 15, 2005, as Document No. 2005-I072107.  Such Tax Payment Agreement contains certain covenants by Landlord if (a) Landlord (or any successor) becomes an entity that is exempt from property taxation (a “Tax Exempt Entity”), (b) there is any sale, assignment, conveyance, lease, sublease, or other alienation of any portion of the Project to a Tax Exempt Entity, or (c) there is a grant to a Tax Exempt Entity of occupancy rights (such as under a space lease) where, as the result of such grant, all or any portion of any improvements on all or any portion of the Project would or could be exempt from property taxation.  Accordingly, notwithstanding any other provision of this Lease, Tenant shall not assign, convey, sublease, or otherwise alienate any portion of the Project to a Tax Exempt Entity, and shall not grant to a Tax Exempt Entity any occupancy rights where, as the result of such grant, all or any portion of any improvements on all or any portion of the Project would or could be exempt from property taxation, without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion.  Any such purported action by Tenant without Landlord’s prior written consent shall be null and void ab initio.

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 3

7.Mitigation Measures.  Tenant has been informed by Landlord that the Project (along with other property) is subject to the Mitigation Monitoring and Reporting Program for the Mission Bay South Plan Area (including, but not limited to, the Mission Bay South CEQA Mitigation Measures described in Attachment L to the Mission Bay South Owner Participation Agreement between the Redevelopment Agency and CDC dated November 16, 1998, and recorded in the Official Records on December 3, 1998, as Document No. 98-G477258).  Tenant shall comply with the following mitigation measures (and with any other mitigation measures that Landlord reasonably determines are applicable to Tenant’s operations in the Premises):

(a)Mitigation Measure L01 (Biohazardous Materials Handling Guidelines):  Require businesses that handle biohazardous materials and do not receive federal funding to certify that they follow the guidelines published by the National Research Council and the U.S. Department of Health and Human Services Public Health Service, National Institutes of Health, and Centers for Disease Control as set forth in Biosafety in Microbiological and Biomedical Laboratories, Guidelines for Research Involving Recombinant DNA Molecules (NIH Guidelines), and Guide for the Care and Use of Laboratory Animals, or their successors, as applicable.

(b)Mitigation Measure L02 (Use of HEPA Filters):  Require businesses handling biohazardous materials to certify that they use high efficiency particulate air (HEPA) filters or substantially equivalent devices on all exhaust from Biosafety Level 3 laboratories unless they demonstrate that exhaust from the Biosafety Level 3 laboratories would not pose a substantial health and safety hazards to the public or the environment.  Require such businesses to certify that they inspect or monitor the filters regularly to ensure proper functioning.

(c)Mitigation Measure L03 (Handling of Biohazardous Materials):  Require businesses handling biohazardous materials to certify that they do not handle or use biohazardous materials requiring Biosafety Level 4 containment (i.e., dangerous or exotic materials that pose high risks of life-threatening diseases or aerosol-transmitted infections, or unknown risks of transmission in the Project Area).

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 1

EXHIBIT I TO LEASE

SUCCESSOR PROJECT LABOR AGREEMENT

Successor Project Labor Agreement

MISSION BAY

PROJECT AGREEMENT

This Project Agreement (“Agreement”) is entered into this _____ day of _________, 2006 by and among _______________________ (hereinafter referred to as the “Project Contractor”), and the San Francisco Building and Construction Trades Council, AFL-CIO; and affiliated Local Unions whose names are subscribed hereto and who have, through their duly authorized officers, executed this Agreement (hereinafter collectively referred to as the “Union” or the “Unions”).  The term Contractor as used in this Agreement includes all contractors and subcontractors of whatever tier.  Contractor agrees to comply with the collective bargaining agreements listed in Schedule A for the purposes of the Covered Work only, and any obligation incurred under Schedule A agreements shall expire with the termination of this Agreement.  Where specific reference to _______________________ only is intended, the term Project Contractor is used.  This project is being constructed pursuant to an Owner’s Participation Agreement (“Owner OPA”) for Mission Bay South originally between the Redevelopment Agency of the City and County of San Francisco and Catellus Development Corporation (“Catellus”) and subsequently transferred in part to ARE-San Francisco No.__, LLC (the “Owner).  The project area is generally bound by _____________________________________.

Catellus and the Unions entered into the Mission Bay Project Agreement (“Original PLA”) for the entire Mission Bay project on October 8, 1990.  The Original PLA was amended by an Addendum to Agreement effective, September 2003 (“Addendum”), which among other things, requires the execution of this Agreement by the Project Contractor when Catellus sells, conveys, ground leases or donates to a third party any real property covered by the Original PLA, subject to the terms and conditions of the Addendum.

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 2

PURPOSE

The construction at the Owner’s project will require substantial numbers of employees from construction and other supporting crafts.  The orderly and uninterrupted construction of the work at the Mission Bay project and the Owner’s project are of significant interest to the parties to this Agreement.

It is the purpose of this Agreement to ensure that all work covered by this Agreement proceeds efficiently, economically, and with due consideration for the protection of labor standards, wages, and working conditions.

Consistent with the implementation of the programs described in the Mission Bay Affirmative Action and Economic Development Plan (“MBAAWEDP”), Project Contractor will award all construction contracts to unionized construction firms.  Project Contractor further commits that all construction work under its jurisdiction shall be at prevailing wages, fringes and conditions for all trades and crafts pursuant to the appropriate contract identified on Schedule A.  Project Contractor will use good-faith efforts to maximize MBE, WBE and LBE contracts with union firms.  Should it be determined that Minority Business Enterprise/Women Owned Business Enterprise (MBE/WBE) goals for this project are not being reached as a result of this Agreement, the affected crafts, San Francisco Building Trades Council and Project Contractor will meet and confer to arrive at a resolution which allows for MBE/WBE goal attainment.

The parties to this Agreement have agreed and do establish and put into practice effective and binding methods for the settlement of all misunderstandings, disputes, or grievances that may arise between or among the parties to this Agreement.  To accomplish the purpose that the Contractor be assured of complete continuity of operation and that labor-management peace be maintained, the Unions agree not to engage in any strike, picketing, work stoppage, slowdown, sympathy action or any other disruptive activities directed to or in connection with Covered Work, and the Contractors agree not to engage in any lockout.

EFFECT OF OTHER AGREEMENTS

The provisions of this Agreement, including the local collective bargaining agreements listed on Schedule A, shall apply to Project Contractor’s construction and the Owner’s project, notwithstanding the

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 3

provisions of local and/or national union agreements which may conflict or differ with the terms of this Agreement.  Where a subject is covered by the provisions of this Agreement is also covered by a collective bargaining agreement which is listed on Schedule A, the provisions of this Agreement shall prevail.  Where a subject is covered by the provisions of a collective bargaining agreement identified in Schedule A and not covered by this Agreement, the provisions of the appropriate collective bargaining agreement identified on Schedule A shall prevail.  Further, the parties are bound by the MBAAEDP which is incorporated in its entirety in this document as though set forth herein.  This Agreement is not a collateral agreement within the meaning of Section 56.3(c) and 56.11 of the San Francisco Administrative Code.

SCOPE OF THE AGREEMENT

This Agreement shall apply to all demolition, new construction including exterior landscaping and tenant work, including but not limited to mill cabinet work and built-in furniture work performed on the Owner’s project by or otherwise at the control and direction of Project Contractor excluding uses existing at the time of execution of this Agreement (referred to herein as “Covered Work”).

UNION RECOGNITION

The Contractor recognizes the Unions signatory hereto as the collective bargaining agents for its employees covered by the terms of this Agreement.

This Agreement does not apply to general superintendents, superintendents, assistant superintendents, (unless covered in a collective bargaining agreement listed in Schedule A), office and clerical employees, guards or other professional or supervisory employees as defined in the National Labor Relations Act.

MANAGEMENT’S RIGHTS

The Contractors retain full and exclusive authority for the management of its operations.  Except as expressly limited by other provisions of this Agreement and the appropriate collective bargaining agreement listed on Schedule A, the Contractor retains the right to direct the working force, including the hiring, promotion, transfer, discipline or discharge of its employees; the selection of foremen; the

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 4

assignment and scheduling of work; and, the requirement of overtime work and the determination of when it shall be worked.  No rules, customs, or practices which limit or restrict productivity, efficiency or the individual and/or joint working efforts of employees shall be permitted or observed.  The Contractor may utilize any methods or techniques of construction.

Except as otherwise stated in the appropriate collective bargaining agreement listed on Schedule A, there shall be no limitation or restriction upon the Contractor’s choice of materials or design, nor, regardless of source or location, upon the full use and installation of equipment, machinery, package units, precast, prefabricated, prefinished, or preassembled materials, tools, or other labor saving devices.  The Contractor may without restriction install or otherwise use materials, supplies or equipment regardless of their source.  The on-site installation of application of such items shall be performed by the craft customarily having jurisdiction over such work under the applicable collective bargaining agreement listed on Schedule A; provided, however, it is recognized that other personnel having special talents or qualifications may participate in the installation, checkout or testing of specialized or unusual equipment or facilities.

Except as otherwise stated in the appropriate collective bargaining agreement listed on Schedule A, it is recognized that the use of new technology, equipment, machinery, tools and/or labor savings devices and methods of performing work will be initiated by the Contractor from time to time during the project.  The Union agrees that it will not in any way restrict the implementation of such new devices or work methods.  If there is any disagreement between the Contractor and the Union concerning the manner or implementation of such device or method of work, the implementation shall proceed as directed by the Contractor, and the Union shall have the right to arbitrate the dispute as set forth in Article VIII of this Agreement.

The failure of the Contractor to exercise rights herein reserved to it or the exercise of those rights in a particular way shall not be deemed a waiver of said rights or of the Contractor’s right to exercise said rights in some other manner not in conflict with the terms of this Agreement.

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 5

UNION REPRESENTATION

Authorized representatives of the Union shall have access to the Covered Work provided they do not interfere with the work of employees and further provided that such representatives fully comply with the posted visitor and security and safety rules of the Covered Work.

The Union shall have the right to designate working journey workers as stewards.  The Union shall, in writing, notify the Contractor as to the identity of the designated steward prior to the assumption of his/her duties as a steward.  In addition to his/her work as an employee, the steward shall have the right to receive, but not solicit, complaints or grievances and to discuss and assist in the adjustment of the same with the employee’s appropriate supervisor.  The Contractor will not discriminate against a steward in the proper performance of his/her Union duties provided that such duties do not interfere with his/her regular work or with the work of other employees.  Stewards shall receive the regular rate of pay for their respective craft.  There will be no non-working stewards.  The steward shall not have the right to determine when overtime shall be worked or who shall work overtime, or to interfere with any of the supervisory functions of the Contractor.

The Contractor agrees to notify the appropriate Union twenty-four (24) hours prior to the layoff of a steward, except in the case of discipline or discharge for a cause.  If a steward is protected against such layoff by the provision of any of the collective bargaining agreements listed on Schedule A, such protection shall be recognized to the extent that the steward possesses the necessary qualifications to perform the work remaining.  In any case in which a steward is discharged or disciplined for cause the appropriate Union shall be notified immediately by the Contractor.  For the purpose of this provision, “cause” for discharge shall mean incompetence, unexcused absenteeism, disobedience of orders, unsatisfactory performance of duties and violation of posted project work rules.

On work where Catellus’ or Owner’s personnel may be working in close proximity of the construction activities, the Union agrees that its representatives, stewards and individual workers will not interfere with  Catellus’ or Owner’s personnel or with the work which is being performed by Catellus’ or

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 6

Owner’s personnel.  This is not to be construed to mean that Catellus’ or Owner’s personnel may perform work covered by the collective bargaining agreements listed on Schedule A.

WORK STOPPAGES AND LOCKOUTS

During the term of this Agreement, there shall be no strikes, picketing, work stoppages, slowdowns, sympathy actions or any other disruptive activities directed at or in connection with Covered Work for any reason by the Union or by any employee, and there shall be no lockout by the Contractor.

Failure of any Union or employee to cross any picket line established at the site of Covered Work is a violation of this Article.

The Union shall not sanction, aid or abet, encourage or continue any work stoppage, slowdown, sympathy action, strike, picketing or other disruptive activity at the site of Covered Work and shall undertake all possible means to prevent or to terminate any such activity.  No employee shall engage in activities which violate this Article.  Any employee who participates in or encourages any activities which interfere with the normal operations of the Covered Work shall be subject to disciplinary action, including discharge.  The Union shall not be liable for acts of employees for which it has no responsibility.

In lieu of or in addition to any other action at law or equity, any party, including the Project Contractor, who the parties agree is a beneficiary of this Agreement and specifically this Article with full right of participation in any action under this Article, may institute the following procedure when a breach of paragraphs 1, 2, and/or 3 of this Article is alleged:

(a)

The party invoking this procedure shall notify Gerald McKay or John Kagel who the parties agree shall be the permanent Arbitrator under this procedure.  In the event that the permanent Arbitrator is unavailable at any time, he shall appoint his alternate.  Notice to the Arbitrator shall be by the most expeditious means available, with notice by telegram to the party alleged to be in violation and the involved International Union President.

(b)	Upon receipt of said notice, the Arbitrator named above or his alternate shall set and hold a hearing within twenty-four (24) hours if it is contended that the violation still exists.

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 7

(c)

The Arbitrator shall notify the parties by telegram of the place and time he has chosen for this hearing.  Said hearing shall be completed in one session.  A failure of any party to parties to attend said hearing shall not delay the hearing of evidence or issuance of an award by the Arbitrator.

(d)

The sole issue at the hearing shall be whether or not a violation of paragraphs 1, 2 and/or 3 of this Article has, in fact, occurred and the Arbitrator shall have no authority to consider any matter in justification, explanation or mitigation of such violation or to award damages.  Any issue concerning damages is reserved for court proceedings, if any.  The award shall be issued in writing within three (3) hours after the close of the hearing and may be issued without an opinion.  If any party desires an opinion, one shall be issued within fifteen (15) days, but its issuance shall not delay compliance with, or enforcement of the Award.  The Arbitrator may order cessation of the violation of this Article and other appropriate relief, and such Award shall be served on all parties by hand or registered mail upon issuance.

(e)

Such Award may be enforced by any court of competent jurisdiction upon the filing of this Agreement and all other relevant documents referred to hereinabove in the following manner.  Telegraphic notice of the filing of such enforcement proceedings shall be given to the other party.  In the proceeding to obtain a temporary order enforcing the Arbitrator’s Award as issued under paragraph 4(d) of this Article, all parties waive the right to a hearing and agree that such proceedings may be ex parte.  Such agreement does not waive any party’s right to participate in a hearing for a final order of enforcement.  The court’s order or orders enforcing the Arbitrator’s Award shall be served on all parties by hand or by delivery to their last known address or by registered mail.

(f)

Any rights created by statute or law governing arbitration proceedings inconsistent with the above procedure or which interfere with compliance therewith are hereby waived by the parties to whom they accrue.

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 8

(g)	The fees and expenses of the Arbitrator shall be divided equally between the moving parties and the party or parties respondent.

PROJECT COORDINATION COMMITTEE

The parties agree to form a committee comprised of representatives for the Building Trades Council, affected local union and Project Contractor, to meet and discuss issues which may arise from time to time regarding the interpretation, application and enforcement of this Agreement.

In the event a dispute arises between or among the parties thereto which cannot be resolved by the committee described in the preceding paragraph, then the dispute shall be referred to arbitration as described in Article VII with mutually agreed-upon extensions to time limits set forth therein, as may be required.

WORK ASSIGNMENTS AND JURISDICTION DISPUTES

Work shall be assigned by the Contractor.  There shall be no strikes, picketing, work stoppage, sympathy actions, slowdowns or other disruptive activity arising out of any jurisdictional dispute directed at or in connection with Covered Work during the term of this Agreement.

Except as provided below, all jurisdictional disputes will be settled in accordance with the procedural rules and decisions of the Plan for Settlement of Jurisdictional Disputes in the Construction Industry and shall be binding upon the Contractor and the Unions.

Where a jurisdictional dispute involves any Union not a party to the Plan for Settlement of Jurisdictional Disputes in the Construction Industry and is not resolved among the Unions and the site representative of the affected Contractor, it shall be referred for resolution to the International Unions with which the disputed Unions are affiliated.  The International Unions shall hereafter meet with the representative of the affected Contractor to reach a joint resolution of the disputes.  For purposes of all disputes referred to the International Unions, the Project Contractor shall be a party in interest.  The resolution of the dispute shall be reduced to writing, signed by representatives of the Local and/or International Unions and a copy furnished to the Contractor.  (The Local and/or International Unions and

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 9

the Contractor, in making their determination, shall have no authority to assign work to a double crew, that is, to more employees than the minimum required to perform the work involved, or to assign the work to employees who are not qualified to perform the work involved.)  This does not prohibit establishment of composite crews following jurisdictional guidelines where more than one employee is needed for the job.  The work shall proceed as assigned by the Contractor until such resolution by the parties has been confirmed in the manner indicated by the disputing Unions to the Contractors.  Any such resolution shall be final and binding on the Contractor and the Unions.

WAGES, HOURS, WORKING CONDITIONS AND FRINGE BENEFITS

With the exception of black Friday which shall not be observed on construction covered by this Agreement, wages, hours, fringe benefits and other working conditions shall be determined by the appropriate collective bargaining agreements listed on Schedule A.  Make-up days as provided in certain collective bargaining agreements listed on Schedule A shall apply to work covered by this Agreement.

NO DISCRIMINATION

The Contractor and the Unions agree that they will not discriminate against any employee or applicant for employment because of race, color, religion, sex, national origin or age in any manner prohibited by law.

APPRENTICES

In order to meet and fulfill minority and woman apprentices and journey-level goals, to ensure those inducted into apprenticeship programs through Mission Bay Affirmative Action Outreach status, a continuity of work is required.  All work covered by this Agreement will have an appropriate apprenticeship program equal to or better than those established by the appropriate collective bargaining agreements listed on Schedule A or their respective equivalent.  The work will be done under the wages, hours, conditions, benefits of the appropriate collective bargaining agreement identified on Schedule A.  The recruitment, selection, employment and training of apprentices shall be without discrimination because of age, race, color, religion, national origin, or sex.  This provision shall be applied in manner consistent with the MBAAEDP and the appropriate JATC, except where superseded by the provisions of

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 10

the Amended Consent Decree in Civil Case No. C-71-1277RFP, as modified, or as may be subsequently modified during the term of this Agreement.

SAFETY AND HEALTH

The Contractor, the Unions and the employees shall comply with all applicable provisions of local, state, and federal laws and regulations relating to the job safety and safe work practices.

SAVINGS AND SEPARABILITY

It is not the intention of either the Contractor or the Union parties hereto to violate any laws governing the subject matter of this Agreement.  The parties hereto agree that in the event any provisions of this Agreement are finally held or determined to be illegal or void as being in contravention of any applicable law, the remainder of this Agreement shall remain in full force and effect unless the part or parts so found to be void are wholly inseparable from the remaining portions of this Agreement.  Further, Contractor and Union agree that if and when any or all provisions of this Agreement are finally held or determined to be illegal or void by a court of competent jurisdiction, an effort will be made to then promptly enter into negotiations concerning the substance affected by such decision for the purpose of achieving conformity with the requirements of any applicable law and the intent of the parties hereto.

This Article shall not be construed to waive the prohibitions of Article VII, and if the parties are unable to resolve their differences, the matter shall be referred to the procedure of Article VIII for resolution.

ENTIRE UNDERSTANDING

The parties agree that the total results of their bargaining are embodied in this Agreement, and any attached exhibits and schedules, and no party signatory hereto is required to render any performance not set forth in the wording of this Agreement.  This Agreement may be amended only by written agreement signed by the parties hereto.  In the event that modification to this Agreement is required, the parties agree to promptly convene the Project Coordination Committee to discuss and negotiate the necessary modification.

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 11

DURATION OF THE AGREEMENT

This Agreement shall become effective immediately upon Project Contractor’s commencement of any demolition or construction activities at the Owner’s project within the scope of the Owner’s OPA and this Agreement and shall continue in effect for the duration of the Owner’s construction activities on the Owner’s project as described in Article III above.  Construction of any phase, portion, section or segment of Owner’s project shall be deemed completed when such phase, portion, section or segment has been turned over to the Owner and has received the final acceptance from the Owner’s representative.

The collective bargaining agreements identified on Schedule A attached to this Agreement shall continue in full force and effect until the contractor and union parties to those collective bargaining agreements notify the Project Contractor of the mutually agreed upon changes in such agreements.  The parties agree that any provisions negotiated into said collective bargaining agreements will not apply to work on the Owner’s project if such provisions are less favorable to the Contractor than those uniformly required of contractors for construction work covered by those agreements.  Such provisions, negotiated, shall not be recognized or applied on  Owner’s project if they may be construed to apply exclusively or predominantly to work covered by this Agreement.

The Unions agree that there will be no strikes, work stoppages, sympathy actions, picketing, slowdowns or other disruptive activities affecting the Covered Work by the Unions involved in the negotiation of the collective bargaining agreements listed on Schedule A, nor shall there by any lockout on Covered Work affecting the Unions during the course of such negotiations.  Any disagreement between the parties over the incorporation into a collective bargaining agreement listed on Schedule A of such provision agreed upon in the negotiation of the collective bargaining agreement shall be subject to the grievance and arbitration procedures of Article VIII.

This Agreement shall be effective until March, 7 2008 and shall renew automatically for additional terms of seven years (7) each unless not less than ninety (90) days prior to the termination date of the initial or any subsequent term either Project Contractor or the San Francisco Building Trades Council give written notice to the other requesting modification or termination of the Owner’s OPA.  Notwithstanding,

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 12

this Agreement shall terminate upon the termination of the Owner’s OPA.  Should this Agreement terminate due to the termination of the Owner’s OPA, it will be automatically reinstated if the Owner’s OPA or a substitute agreement thereto is reinstated within three (3) years of its termination.  If reinstatement of the Owner’s OPA or a substitute agreement thereto occurs more than three (3) years after its termination, the parties will negotiate a new project agreement.  Reinstatement of this Agreement is subject to the seven (7) year terms and notice provision stated above.

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 13

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and effective as of the day and year above written.

PROJECT CONTRACTOR

SAN FRANCISCO BUILDING AND
CONSTRUCTION TRADES COUNCIL, AFL-CIO

UNIONS (See Schedule A Attached)

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 14

SCHEDULE “A”

Insulators & Asbestos Workers Local 16 Dated:________________________________ Bricklayers & Allied Crafts Local 3 Dated:________________________________	Boilermakers Local 549 Dated: Carpenters Local 22 Dated:________________________________
Carpenters Local 2236 Dated:________________________________	District Council #16 I.U.P.A.T. Dated:________________________________
Cement Masons Local 300, Area 580 Dated:________________________________	Electrical Workers Local 6 Dated:________________________________
Elevator Constructors Local 8 Dated:________________________________
Hod Carriers Local 36 Dated:________________________________	Iron Workers Local 377 Dated:________________________________
Laborers Local 67 Dated:________________________________	Laborers Local 261 Dated:________________________________

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 15

Operating Engineers Local 3 Dated:________________________________	Millwrights Local 102 Dated:________________________________
Piledrivers Local 34 Dated:________________________________	Operative Plasterers Local 66 Dated:________________________________
Plumbers & Steamfitters Local 38 Dated:________________________________	Roofers & Waterproofers Local 40 Dated:________________________________
Sheet Metal Workers Local 104 Dated:________________________________	Sign & Display Local 510 Dated:________________________________
Sprinkler Fitters Local 483 Dated:________________________________	Teamsters Local 853 Dated:________________________________
Professional & Technical Engineers Local 21 Dated:________________________________	Iron Workers Shop Local 790 Dated:________________________________
United Steelworkers of America Machinists Local 1304 Dated:________________________________	Window Cleaners Local 44 Dated:________________________________

455 Mission Bay /Nektar - Page 1

EXHIBIT J TO LEASE

ROOF EQUIPMENT

Subject to the provisions of this Lease, Tenant may, at its sole cost, install, maintain, and from time to time replace a telecommunications dish antenna or other related equipment on the roof of the Building (collectively, “Roof Equipment”) in a location selected by Landlord and reasonably acceptable to Tenant for Tenant’s own communication use only; provided, however, that (i) Tenant shall obtain Landlord’s prior written approval with respect to the installation of such Roof Equipment which approval shall not be unreasonably withheld, conditioned or delayed and shall include consideration all relevant factors including, without limitation, the proposed size, weight and location of the Roof Equipment and method for fastening the same to the roof, (ii) Tenant shall, at its sole cost, comply with any reasonable requirements imposed by Landlord and all Legal Requirements and the conditions of any bond or warranty maintained by Landlord on the roof, (iii) Tenant shall be responsible for paying for any structural upgrades that may be required by Landlord in connection with the Roof Equipment, and (iv) Tenant shall remove, at its expense, at the expiration or earlier termination of this Lease, any Roof Equipment which Landlord requires to be removed.  Landlord shall have the right to supervise any roof penetration.  Tenant shall have the right to access the roof of the West Wing of the Building upon written notice to Landlord but without a Landlord representative required to be present.  Tenant may not access the roof of the East Wing of the Building without a representative of Landlord (who shall be reasonably available) being present.  Landlord hereby approves all Roof Equipment installed pursuant to the terms of the Pfizer Sublease and the Existing Lease Agreement.  Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Roof Equipment.  Tenant shall remove any Roof Equipment at its cost upon expiration or termination of the Lease or sooner, at the request of Landlord, if any of the same unreasonably interferes, as reasonably determined by Landlord, with the operation of any other tenant’s use of the Project.  Tenant shall install, use, maintain and repair the Roof Equipment, and use the access areas, so as not to damage or interfere with the operation of the Building.  Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including reasonable attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, replacement, use or removal of the Roof Equipment.  The rights granted to Tenant under this Exhibit J are not exclusive and Tenant shall cooperate and coordinate as necessary with any other tenants with Roof Equipment.  Tenant shall be responsible for reimbursing Landlord for any reasonable costs actually incurred by Landlord in connection with the exercise by Tenant of any rights granted to Tenant under this Exhibit J.

455 Mission Bay /Nektar - Page 1

EXHIBIT K TO LEASE

Form of CFD Notices

NOTICE OF SPECIAL TAX

COMMUNITY FACILITIES DISTRICT NO. 5
(MISSION BAY MAINTENANCE DISTRICT)
REDEVELOPMENT AGENCY OF THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA

TO:	THE PROSPECTIVE LESSEE OF CERTAIN PREMISES (THE “PREMISES”) WITHIN THE BUILDING (THE “BUILDING”) DEVELOPED OR BEING DEVELOPED ON THE REAL PROPERTY (THE “PROPERTY”) KNOWN AS:

_____________________________________________________________________________

455 Mission Bay Boulevard South in the City of San Francisco, County of San Francisco, State of California, more particularly described as:

Lot 2, as shown on Final Map 5156, filed November 25, 2009, in Book CC of Survey Maps at Pages 197 through 201 in the Office of the Recorder of the City and County of San Francisco, State of California.

[The foregoing legal description does not include any exceptions or reservations or any easements or other rights that may be appurtenant to such real property]

_____________________________________________________________________________

THIS IS A NOTIFICATION TO YOU (“TENANT”) PRIOR TO YOUR ENTERING INTO A CERTAIN LEASE WITH RESPECT TO THE PREMISES (THE “LEASE”).  THE LANDLORD (“LANDLORD”) IS REQUIRED TO GIVE YOU THIS NOTICE AND TO OBTAIN A COPY SIGNED BY YOU TO INDICATE THAT YOU HAVE RECEIVED AND READ A COPY OF THIS NOTICE.

1.

The Property is subject to a special tax, which is in addition to the regular property taxes and any other charges, fees, special taxes, and benefit assessments on the parcel.  It is imposed on the Property because it is a new development, and may not be imposed generally upon property outside of this new development.  If the special tax is not paid when due each year, the Property may be foreclosed upon and sold.  The special tax is used to provide services that are likely to particularly benefit the Property.  YOU SHOULD TAKE THIS SPECIAL TAX AND THE BENEFITS FROM THE SERVICES FOR WHICH IT PAYS INTO ACCOUNT IN DECIDING WHETHER TO ENTER INTO THE LEASE.

2.

The maximum special tax that may be levied against property in the Community Facilities District to pay for services is $21,142.39 per acre during the 2016–17 tax year, ending on June 30, 2017.  On each July 1, the maximum special tax shall be increased by the lesser of (1) the percentage increase, if any, in the Consumer Price Index (San Francisco-Oakland-San Jose, all urban consumers) since the prior July 1, and (2) five and one-half percent (5‑1/2%) of the

455 Mission Bay /Nektar - Page 2

maximum special tax in effect in the previous tax year. The special tax will be levied and collected each year until the tax year 2043-44.

(a)Since the Property is approximately 1.51 acres, the maximum special tax for the 2016-17 tax year that may be levied against the Property is $31,950.44 (as increased each July 1, the “Maximum Special Tax [Property]”). Since, pursuant to the Lease, the Premises are or will be approximately 128,793 rentable square feet and the entire Building is or will be approximately 210,000 rentable square feet, approximately 61.33% of the Maximum Special Tax [Property] (or $19,595.20 for the 2016-17 tax year) is or will be allocable to the Premises.  If you elect to exercise any option or right of first offer/refusal to expand the Premises as provided in the Lease, the portion of the Maximum Special Tax [Property] allocable to the Premises (as so expanded) will be increased proportionately.

(b)The parking facilities that serve the Property are located on real property that is adjacent to or near the Property known as 450 South Street in the City of San Francisco, County of San Francisco, State of California (the “Parking Parcel”).  Since the Parking Parcel is approximately 1.58 acres, the maximum special tax for the 2016-17 tax year that may be levied against the Parking Parcel is $33,404.96 (as increased each July 1, the “Maximum Special Tax [Parking Parcel]”).  Since, pursuant to the Lease, 179 parking spaces will be allocated to the Premises and the parking facilities located on the Parking Parcel contain a total of 1,424 parking spaces, approximately 12.57% of the Maximum Special Tax [Parking Parcel] (or $4,199.08 for the 2016-17 tax year) is or will be allocable to the Premises.  If the number of parking spaces allocated to the Premises on the Parking Parcel is increased (through the exercise of any option or right of first offer/refusal to expand the Premises or the exercise of any other right provided in the Lease), the portion of the Maximum Special Tax [Parking Parcel] allocable to the Premises (as the number of parking spaces is so increased) will be increased proportionately.

3.

The authorized services that are being paid for by the special taxes are for ongoing maintenance of open space parcels in the Community Facilities District, including, but not limited to, landscaping in public plazas and public parks.  Costs to be funded shall include all personnel or third party costs related to such maintenance, costs of maintaining irrigation systems and other equipment directly related to such maintenance, maintenance or replacement as needed of landscaped areas, water features, bathrooms, trash receptacles, park benches, planting containers, picnic tables and other equipment or fixtures installed in areas to be maintained, insurance costs, and any other related overhead costs, along with personnel, administrative, and overhead costs incurred by the Successor Agency to the Redevelopment Agency of the City and County of San Francisco (commonly known as the Office of Community Investment and Infrastructure) (the “Successor Agency”), related to such maintenance or to contracting for and managing third parties in connection with such maintenance.

The facilities to be maintained may not yet have all been constructed or acquired and it is possible that some may never be constructed or acquired.

YOU MAY OBTAIN A COPY OF THE RESOLUTION OF FORMATION THAT AUTHORIZED CREATION OF THE COMMUNITY FACILITIES DISTRICT, AND THAT SPECIFIES MORE PRECISELY HOW THE SPECIAL TAX IS APPORTIONED AND HOW THE PROCEEDS OF THE TAX WILL BE USED, FROM THE SUCCESSOR AGENCY BY

455 Mission Bay /Nektar - Page 3

CALLING 877-561-8293 (OR FROM GOODWIN CONSULTING GROUP, BY CALLING 916-561-0890).  THERE MAY BE A CHARGE FOR THIS DOCUMENT NOT TO EXCEED THE REASONABLE COST OF PROVIDING THE DOCUMENT.

TENANT ACKNOWLEDGES THAT IT RECEIVED AND READ A COPY OF THIS NOTICE PRIOR TO ENTERING INTO THE LEASE WITH RESPECT TO THE PREMISES, WHICH ARE LOCATED WITHIN THE PROPERTY.  FURTHER, TENANT UNDERSTANDS THAT IT MAY TERMINATE THE LEASE WITHIN THREE DAYS AFTER RECEIVING THIS NOTICE IN PERSON OR WITHIN FIVE DAYS AFTER IT WAS DEPOSITED IN THE MAIL BY GIVING WRITTEN NOTICE OF THAT TERMINATION TO LANDLORD.

Date:_______________, 2017

NEKTAR THERAPEUTICS,
a Delaware corporation

By:
Print Name:
Print Title:

455 Mission Bay /Nektar - Page 1

NOTICE OF SPECIAL TAX

COMMUNITY FACILITIES DISTRICT NO. 6
(MISSION BAY SOUTH PUBLIC IMPROVEMENTS)
REDEVELOPMENT AGENCY OF THE CITY AND
COUNTY OF SAN FRANCISCO, CALIFORNIA

TO:	THE PROSPECTIVE LESSEE OF CERTAIN PREMISES (THE “PREMISES”) WITHIN THE BUILDING (THE “BUILDING”) DEVELOPED OR BEING DEVELOPED ON THE REAL PROPERTY (THE “PROPERTY”) KNOWN AS:

_____________________________________________________________________________

455 Mission Bay Boulevard South in the City of San Francisco, County of San Francisco, State of California, more particularly described as:

Lot 2, as shown on Final Map 5156, filed November 25, 2009, in Book CC of Survey Maps at Pages 197 through 201 in the Office of the Recorder of the City and County of San Francisco, State of California.

[The foregoing legal description does not include any exceptions or reservations or any easements or other rights that may be appurtenant to such real property]

_____________________________________________________________________________

THIS IS A NOTIFICATION TO YOU (“TENANT”) PRIOR TO YOUR ENTERING INTO A CERTAIN LEASE.  THE LANDLORD (“LANDLORD”) IS REQUIRED TO GIVE YOU THIS NOTICE AND TO OBTAIN A COPY SIGNED BY YOU TO INDICATE THAT YOU HAVE RECEIVED AND READ A COPY OF THIS NOTICE.

1.

The Property is subject to a special tax, which is in addition to the regular property taxes and any other charges, fees, special taxes, and benefit assessments on the parcel.  It is imposed on the Property because it is a new development, and may not be imposed generally upon property outside of this new development.  If the special tax is not paid when due each year, the Property may be foreclosed upon and sold.  The special tax is used to provide public facilities that are likely to particularly benefit the Property.  YOU SHOULD TAKE THIS SPECIAL TAX AND THE BENEFITS FROM THE FACILITIES FOR WHICH IT PAYS INTO ACCOUNT IN DECIDING WHETHER TO ENTER INTO THE LEASE.

2.

The maximum special tax that may be levied against property in the Community Facilities District to pay for services is $156,497.57 per acre during the 2016–17 tax year, ending on June 30, 2017.  On each July 1, the maximum special tax shall be increased by two percent (2%) of the maximum special tax in effect in the previous tax year.  The special tax will be levied until all of the authorized facilities are completed and paid for and all special tax bonds are repaid or provision for their repayment is made, but in any event not later than the year 2050.

(a)Since the Property is approximately 1.51 acres, the maximum special tax for the 2016-17 tax year that may be levied against the Property is $236,499.58 (as increased each

455 Mission Bay /Nektar - Page 2

July 1, the “Maximum Special Tax [Property]”).  Since, pursuant to the Lease, the Premises are or will be approximately 128,793 rentable square feet and the entire Building is or will be approximately 210,000 rentable square feet, approximately 61.33% of the Maximum Special Tax [Property] (or $145,045.19 for the 2016-17 tax year) is or will be allocable to the Premises.  If you elect to exercise any option or right of first offer/refusal to expand the Premises as provided in the Lease, the portion of the Maximum Special Tax [Property] allocable to the Premises (as so expanded) will be increased proportionately.

(b)The parking facilities that serve the Property are located on real property that is adjacent to or near the Property known as 450 South Street in the City of San Francisco, County of San Francisco, State of California (the “Parking Parcel”).  Since the Parking Parcel is approximately 1.58 acres, the maximum special tax for the 2016-17 tax year that may be levied against the Parking Parcel is $247,266.16 (as increased each July 1, the “Maximum Special Tax [Parking Parcel]”).  Since, pursuant to the Lease, 179 parking spaces will be allocated to the Premises and the parking facilities located on the Parking Parcel contain a total of 1,424 parking spaces, approximately 12.57% of the Maximum Special Tax [Parking Parcel] (or $31,081.36 for the 2016-17 tax year) is or will be allocable to the Premises.  If the number of parking spaces allocated to the Premises on the Parking Parcel is increased (through the exercise of any option or right of first refusal to expand the Premises or the exercise of any other right provided in the Lease), the portion of the Maximum Special Tax [Parking Parcel] allocable to the Premises (as the number of parking spaces is so increased) will be increased proportionately.

3.

The authorized facilities that are being paid for by the special taxes, and by the money received from the sale of bonds that are being repaid by the special taxes, are identified in the Mission Bay South Owner Participation Agreement available at the Successor Agency to the Redevelopment Agency of the City and County of San Francisco (commonly known as the Office of Community Investment and Infrastructure) (the “Successor Agency”).  Generally, the facilities include open space (including, among other items, park improvements and restrooms), streets, rails and rail line bridges, sewer and storm drainage systems, water systems, street improvements (including freeway ramps or other demolition), traffic signal systems, acquisition of required land to construct infrastructure, dry utilities, and other improvements any of which are to be constructed in or for the benefit of the Community Facilities District.

These facilities may not yet have all been constructed or acquired and it is possible that some may never be constructed or acquired.

YOU MAY OBTAIN A COPY OF THE RESOLUTION OF FORMATION THAT AUTHORIZED CREATION OF THE COMMUNITY FACILITIES DISTRICT, AND THAT SPECIFIES MORE PRECISELY HOW THE SPECIAL TAX IS APPORTIONED AND HOW THE PROCEEDS OF THE TAX WILL BE USED, FROM THE SUCCESSOR AGENCY BY CALLING 877-561-8293 (OR FROM GOODWIN CONSULTING GROUP, BY CALLING 916-561-0890).  THERE MAY BE A CHARGE FOR THIS DOCUMENT NOT TO EXCEED THE REASONABLE COST OF PROVIDING THE DOCUMENT.

TENANT ACKNOWLEDGES THAT IT RECEIVED AND READ A COPY OF THIS NOTICE PRIOR TO ENTERING INTO THE LEASE WITH RESPECT TO THE PREMISES, WHICH ARE LOCATED WITHIN THE PROPERTY.  FURTHER, TENANT UNDERSTANDS

455 Mission Bay /Nektar - Page 3

THAT IT MAY TERMINATE THE LEASE WITHIN THREE DAYS AFTER RECEIVING THIS NOTICE IN PERSON OR WITHIN FIVE DAYS AFTER IT WAS DEPOSITED IN THE MAIL BY GIVING WRITTEN NOTICE OF THAT TERMINATION TO LANDLORD.

Date:_______________, 2017

NEKTAR THERAPEUTICS,
a Delaware corporation

By:
Print Name:
Print Title:

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 1

NOTICE OF SPECIAL TAX

COMMUNITY FACILITIES DISTRICT NO. 90-1
OF THE SAN FRANCISCO UNIFIED SCHOOL DISTRICT
OF THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA

TO:	THE PROSPECTIVE LESSEE OF CERTAIN PREMISES (THE “PREMISES”) WITHIN THE BUILDING (THE “BUILDING”) DEVELOPED OR BEING DEVELOPED ON THE REAL PROPERTY (THE “PROPERTY”) KNOWN AS:

_____________________________________________________________________________

455 Mission Bay Boulevard South in the City of San Francisco, County of San Francisco, State of California, more particularly described as:

Lot 2, as shown on Final Map 5156, filed November 25, 2009, in Book CC of Survey Maps at Pages 197 through 201 in the Office of the Recorder of the City and County of San Francisco, State of California.

[The foregoing legal description does not include any exceptions or reservations or any easements or other rights that may be appurtenant to such real property]

_____________________________________________________________________________

THIS IS A NOTIFICATION TO YOU (“TENANT”) PRIOR TO YOUR ENTERING INTO A CERTAIN LEASE WITH RESPECT TO THE PREMISES (THE “LEASE”).  THE LANDLORD (“LANDLORD”) IS REQUIRED TO GIVE YOU THIS NOTICE AND TO OBTAIN A COPY SIGNED BY YOU TO INDICATE THAT YOU HAVE RECEIVED AND READ A COPY OF THIS NOTICE.

1.

The Property is subject to a special tax, which is in addition to the regular property taxes and any other charges, fees, special taxes, and benefit assessments on the parcel.  It is imposed on the Property because it is a new development, and is not necessarily imposed generally upon property outside of this new development.  If the special tax is not paid when due each year, the Property may be foreclosed upon and sold.  The special tax is used to provide public facilities or services that are likely to particularly benefit the Property.  YOU SHOULD TAKE THIS TAX AND THE BENEFITS FROM THE FACILITIES AND SERVICES FOR WHICH IT PAYS INTO ACCOUNT IN DECIDING WHETHER TO ENTER INTO THE LEASE.

2.

The maximum special tax that may be levied against the Property to pay for public facilities (the “Maximum Special Tax [Property]”) is $36.06 per assessor’s parcel during the 2016–17 tax year, ending on June 30, 2017. This amount of the annual special tax is scheduled to increase annually.  The special tax will be levied each year until all of the authorized facilities are built and all special tax bonds are repaid.  An additional special tax will be used to pay for ongoing service costs, if applicable.  No such tax, however, is scheduled to be imposed.

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 2

(a)Since, pursuant to the Lease, the Premises are or will be approximately 128,793 rentable square feet and the entire Building is or will be approximately 210,000 rentable square feet, approximately 61.33% of the Maximum Special Tax [Property] (or $22.11 for the 2016-17 tax year) is or will be allocable to the Premises.  If you elect to exercise any option or right of first refusal to expand the Premises as provided in the Lease, the portion of the Maximum Special Tax [Property] allocable to the Premises (as so expanded) will be increased proportionately.

(b)The parking facilities that serve the Property are located on real property that is adjacent to or near the Property known as 450 South Street in the City of San Francisco, County of San Francisco, State of California (the “Parking Parcel”).  The maximum special tax that may be levied against the Parking Parcel to pay for public facilities (the “Maximum Special Tax [Parking Parcel]”) is $36.06 per assessor’s parcel during the 2016–17 tax year, ending on June 30, 2017.  Since, pursuant to the Lease, 179 parking spaces will be allocated to the Premises and the parking facilities located on the Parking Parcel contain a total of 1,424 parking spaces, approximately 12.57% of the Maximum Special Tax [Parking Parcel] (or $4.56 for the 2016-17 tax year) is or will be allocable to the Premises.  If the number of parking spaces allocated to the Premises on the Parking Parcel is increased (through the exercise of any option or right of first refusal to expand the Premises or the exercise of any other right provided in the Lease), the portion of the Maximum Special Tax [Parking Parcel] allocable to the Premises (as the number of parking spaces is so increased) will be increased proportionately.

3.	The authorized facilities that are being paid for by the special taxes, and by the money received from the sale of bonds that are being repaid by the special taxes, are:

PUBLIC SCHOOL FACILITIES

These facilities may not yet have all been constructed or acquired and it is possible that some may never be constructed or acquired.

In addition, the special taxes may be used to pay for costs of the following services:

NONE

YOU MAY OBTAIN A COPY OF THE RESOLUTION OF FORMATION THAT AUTHORIZED CREATION OF THE COMMUNITY FACILITIES DISTRICT, AND THAT SPECIFIES MORE PRECISELY HOW THE SPECIAL TAX IS APPORTIONED AND HOW THE PROCEEDS OF THE TAX WILL BE USED, FROM THE SAN FRANCISCO UNIFIED SCHOOL DISTRICT OF THE CITY AND COUNTY OF SAN FRANCISCO BY CALLING 415-355-2203.  THERE MAY BE A CHARGE FOR THIS DOCUMENT NOT TO EXCEED THE REASONABLE COST OF PROVIDING THE DOCUMENT.

TENANT ACKNOWLEDGES THAT IT RECEIVED AND READ A COPY OF THIS NOTICE PRIOR TO ENTERING INTO THE LEASE WITH RESPECT TO THE PREMISES, WHICH ARE LOCATED WITHIN THE PROPERTY.  FURTHER, TENANT UNDERSTANDS THAT IT MAY TERMINATE THE LEASE WITHIN THREE DAYS AFTER RECEIVING

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 3

THIS NOTICE IN PERSON OR WITHIN FIVE DAYS AFTER IT WAS DEPOSITED IN THE MAIL BY GIVING WRITTEN NOTICE OF THAT TERMINATION TO LANDLORD.

Date:_______________, 2017

NEKTAR THERAPEUTICS,
a Delaware corporation

By:
Print Name:
Print Title:

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 1

EXHIBIT L TO LEASE

MUST TAKE SPACE

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 2

EXHIBIT M TO LEASE

ROFO SPACE

Net Multi-Tenant Office/Laboratory455 Mission Bay / Nektar - Page 1

EXHIBIT N TO LEASE

PARKING DIAGRAM

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) is made as of August 29, 2017, by and between ARE-SAN FRANCISCO NO. 19, LLC, a Delaware limited liability company (“Landlord”), and NEKTAR THERAPEUTICS, a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain Lease Agreement dated as of August 4, 2017 (the “Lease”).  Pursuant to the Lease, Tenant leases certain premises containing approximately 128,793 rentable square feet of space in that certain building located at 455 Mission Bay Boulevard South, San Francisco, California (“Building”).  The Premises are more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.Pursuant to Section 2 of the Lease, a condition precedent to the effectiveness of the Lease is that Landlord and Pfizer enter into an agreement to provide for the early termination of the Pfizer Lease, such termination to be effective as of January 31, 2020.

C.Landlord and Pfizer have agreed to an early termination of the Pfizer Lease; the effective date of such termination is the date of this First Amendment.

D.Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease as provided in this First Amendment.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	Definitions of Commencement Date and Base Rent. As of the date hereof, the definitions of Commencement Date and Base Rent on page 1 of the Lease are hereby deleted and replaced with the following:

“Commencement Date:  September 1, 2017”

“Base Rent:

i.From and after the Commencement Date until January 31, 2020, Tenant shall pay Base Rent for the Premises (excluding any Must Take Space) pursuant to the schedule attached hereto as Exhibit A.  The provisions of Section 4 of this Lease shall not apply prior to February 1, 2020.

ii.Commencing on February 1, 2020, $4.75 per rentable square foot of the Premises per month, subject to adjustment pursuant to Section 4 hereof.”

2.	Delivery, Acceptance of Premises; Commencement Date. The first two paragraphs of Section 2 of the Lease are hereby deleted in their entirety and replaced with the following:

“The Term of this Lease for the Premises shall commence on September 1, 2017 (the “Commencement Date”).  Tenant is currently in possession of the West Wing Portion of the Premises as a subtenant of Pfizer, Inc. (“Pfizer”) pursuant to a sublease agreement (the “Pfizer Sublease”).  In addition, Tenant is currently in possession of the East Wing Portion of the Premises pursuant to a Lease Agreement between Landlord and Tenant dated September 30, 2009 (as the same has been and may in the future be amended, the “Existing Lease Agreement”).  Concurrently with the mutual execution of this Lease, Landlord and Pfizer are

1

entering into an amendment (the “Pfizer Amendment”) to Pfizer’s direct lease with Landlord (the “Pfizer Lease”) pursuant to which the Pfizer Lease will terminate effective as of the date immediately preceding the Commencement Date (the “New Termination Date”).  Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder.  The “Term” of this Lease shall be the Base Term, as defined above, and shall include any Extension Term(s) pursuant to Section 41 below.”  Concurrently with the execution of this First Amendment, Tenant and Pfizer are entering into an amendment to the Sublease to provide for the early termination of the Sublease effective as of the New Termination Date.

Exhibit D to the Lease is deleted in its entirety and replaced with the Exhibit B attached hereto.

3.	Rent Adjustment Date. The first sentence of Section 4 of the Lease is hereby deleted and replaced with the following language:

“Base Rent shall be increased on each anniversary of February 1, 2020 (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.”

4.	Security Deposit. The first sentence of Section 6 (Security Deposit) of the Lease is hereby deleted and replaced with the following language:

“Within five (5) business days prior to the payment of any portion of the TI Allowance, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount equal to the amount of the TI Allowance disbursement request until the amount of the Security Deposit equals the amount set forth on page 1 of this Lease; provided, however, that (x) notwithstanding the foregoing, Landlord shall have received the full amount of the  Security Deposit as set forth on page 1 no later than February 1, 2020 and (y) any unapplied cash security deposit then being held by Landlord pursuant to the terms of the Existing Lease (originally in the amount of $82,330.80) shall be refunded to Tenant within thirty (30) days after the Commencement Date.”

The following language is hereby added to Section 6 of the Lease:

“Within ten (10) business days following the Commencement Date, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount of $301,734.85 in the form of a letter of credit for the performance of all of Tenant’s obligations hereunder which shall be held by Landlord until such time as Tenant amends the Letter of Credit in accordance with the first sentence of this Section 6.”

5.

Hazardous Materials List.  The reference to Commencement Date in Section 30(b) of the Lease shall mean the date which is 10 business days following the full execution of this First Amendment with respect to Tenant’s obligation to provide the Hazardous Materials List and the Hazardous Materials Documents.

6.	Work Letter: The last sentence of paragraph 1, Section 5(b) of the Work Letter is hereby deleted and replaced with the following:

“Subject to Section 2 of the Lease, the TI Allowance shall be available to Tenant immediately following the Commencement Date of the Lease.”

7.	Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (“Broker”), other than Kidder Matthews, in connection with the transaction

2

reflected in this First Amendment.  Landlord and Tenant each hereby agrees to indemnify and hold the other harmless from and against any claims by any Broker, other than Kidder Matthews, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.  There shall be no brokerage commissions due and payable to Kidder Matthews or any other Broker in connection with this First Amendment.

8.

OFAC.  Tenant and Landlord are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, or the Sectoral Sanctions Identification List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

9.	Miscellaneous.

a.This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.This First Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective their respective successors and assigns.

c.This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.  The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

d.Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment.  In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease the provisions of this First Amendment shall prevail.  Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page]

3

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

NEKTAR THERAPEUTICS,

a Delaware corporation

By:/s/ Gil M. Labrucherie

Its: SVP & Chief Financial Officer

LANDLORD:

ARE-SAN FRANCISCO NO. 19, LLC,

a Delaware limited liability company

By:ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,

managing member

By:ARE-QRS CORP.,

a Maryland corporation,

general partner

       By:/s/ Eric S. Johnson

       Its: Senior Vice President RE Legal Affairs

4

Exhibit A

Base Rent for Premises Between September 1, 2017 and January 31, 2020

Premises SF Sublease102,283 means the West Wing Portion

Premises SF Direct  24,002 means the East Wing Second Floor Portion

Premises SF Direct    2,508 means the East Wing Fifth Floor Portion

Date	Month	Nektar $/SF (Direct Space) 24,002 SF	Nektar Total (Direct Space)	Nektar $/SF (Direct Space) 2,508 SF	Nektar Total (Direct Space)	Nektar $/SF (Sublease) 102,283 SF	Nektar Total (Sublease)

9/1/2017	2	$4.00	$96,008.00	$3.50	$8,778.00	$3.22	$329,351
10/1/2017	3	$4.00	$96,008.00	$3.61	$9,041.34	$3.22	$329,351
11/1/2017	4	$4.00	$96,008.00	$3.61	$9,041.34	$3.22	$329,351
12/1/2017	5	$4.00	$96,008.00	$3.61	$9,041.34	$3.22	$329,351
1/1/2018	6	$4.00	$96,008.00	$3.61	$9,041.34	$3.22	$329,351
2/1/2018	7	$4.12	$98,888.24	$3.61	$9,041.34	$3.22	$329,351
3/1/2018	8	$4.12	$98,888.24	$3.61	$9,041.34	$3.22	$329,351
4/1/2018	9	$4.12	$98,888.24	$3.61	$9,041.34	$3.22	$329,351
5/1/2018	10	$4.12	$98,888.24	$3.61	$9,041.34	$3.22	$329,351
6/1/2018	11	$4.12	$98,888.24	$3.61	$9,041.34	$3.22	$329,351
7/1/2018	12	$4.12	$98,888.24	$3.61	$9,041.34	$3.22	$329,351
8/1/2018	13	$4.12	$98,888.24	$3.61	$9,041.34	$3.32	$339,580
9/1/2018	14	$4.12	$98,888.24	$3.61	$9,041.34	$3.32	$339,580
10/1/2018	15	$4.12	$98,888.24	$3.72	$9,329.76	$3.32	$339,580
11/1/2018	16	$4.12	$98,888.24	$3.72	$9,329.76	$3.32	$339,580
12/1/2018	17	$4.12	$98,888.24	$3.72	$9,329.76	$3.32	$339,580
1/1/2019	18	$4.12	$98,888.24	$3.72	$9,329.76	$3.32	$339,580
2/1/2019	19	$4.24	$101,768.48	$3.72	$9,329.76	$3.32	$339,580
3/1/2019	20	$4.24	$101,768.48	$3.72	$9,329.76	$3.32	$339,580
4/1/2019	21	$4.24	$101,768.48	$3.72	$9,329.76	$3.32	$339,580
5/1/2019	22	$4.24	$101,768.48	$3.72	$9,329.76	$3.32	$339,580
6/1/2019	23	$4.24	$101,768.48	$3.72	$9,329.76	$3.32	$339,580
7/1/2019	24	$4.24	$101,768.48	$3.72	$9,329.76	$3.32	$339,580
8/1/2019	25	$4.24	$101,768.48	$3.72	$9,329.76	$3.42	$349,808
9/1/2019	26	$4.24	$101,768.48	$3.72	$9,329.76	$3.42	$349,808
10/1/2019	27	$4.24	$101,768.48	$3.83	$9,605.64	$3.42	$349,808
11/1/2019	28	$4.24	$101,768.48	$3.83	$9,605.64	$3.42	$349,808
12/1/2019	29	$4.24	$101,768.48	$3.83	$9,605.64	$3.42	$349,808
1/1/2020	30	$4.24	$101,768.48	$3.83	$9,605.64	$3.42	$349,808

1

Exhibit B

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this 31st  day of August, 2017, between ARE-SAN FRANCISCO NO. 19, LLC, a Delaware limited liability company (“Landlord”), and NEKTAR THERAPEUTICS, a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated August 4, 2017 (the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is September 1, 2017, and the termination date of the Base Term of the Lease shall be midnight on January 31, 2030.  In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

[Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Space ___ Commencement Date is ____________, 201__, and the Space __ Rent Commencement Date is ____________, 201_.  In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.]

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

NEKTAR THERAPEUTICS,

a Delaware corporation

By:

Its:

LANDLORD:

ARE-SAN FRANCISCO NO. 19, LLC,

a Delaware limited liability company

By:ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,

managing member

By:ARE-QRS CORP.,

a Maryland corporation,

general partner

By:

Its:

1